Exhibit 10.22

LEASE

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as and numbered as 125 Broad Street, Boston, Massachusetts (the “Building”), which Building is situated on a certain parcel of land containing approximately 3,975+/-square feet.

The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following sets forth basic data and, where appropriate, constitutes definitions of the term hereinafter listed.

1.2 BASIC DATA:

Effective Date:	November 23, 2015

Landlord:	PAUL FERAZZI, as TRUSTEE of 125 BROAD STREET REALTY TRUST (u/d/t dated June 26 1998, and recorded with the Suffolk Registry of Deeds on June 30, 1998 as Instrument No. 881)

Landlord’s Mailing Address:	c/o Sean E. Donlan Johnson O’Connor Feron & Carucci 101 Edgewater Drive, Suite 210, Wakefield, Massachusetts 01880

Tenant:	AKILI INTERACTIVE LABS, INC. a Delaware corporation

Tenant’s Mailing Address:	After the Lease Commencement Date: 125 Broad Street, 4th floor Boston, Massachusetts 02111 Attn: Eddie Martucci, CEO

Prior to the Lease Commencement Date: c/o PureTech Ventures 501 Boylston Street, Suite 6102 Boston, MA 02116 Attn: Eddie Martucci, CEO

Lease Term:	Three (3) Lease Years, plus two (2) months, unless terminated sooner pursuant to the provisions hereinafter provided.

Rent Commencement Date:	As defined in Section 4.1 hereof.

Base Rent:	As provided in Section 4.1

Permitted Use:	General office use, with related accessory uses.

Description:	The entire rentable area of the fourth (4th) floor of the Building containing an aggregate of 3,603 +/- rentable square feet (which includes 52 square feet of common area attributable thereto) (herein the “Premises” or “the Leased Premises”) as located and depicted on Exhibit “A” attached hereto and made a part hereof.

ARTICLE II

DESCRIPTION OF PREMISES

2.1 LEASE OF PREMISES. In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord hereby demises and leases to Tenant, and Tenant hereby agrees to rent from Landlord, the Premises suitably identified in the foregoing portions of this Lease. The Premises are a portion of the building (the “Building”) owned by Landlord and located at 125 Broad Street, Boston, Massachusetts (the “Land”). A legal description of the Land is attached hereto and made a part hereof as Exhibit B.

Excepted and excluded from the Premises are the roof or ceiling, floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are not excluded from the Premises; and further reserving Landlord’s right to replace, maintain, repair, install and use ducts, utility lines, pipes and the like, to serve the Building, in, over and upon the Premises, provided the same do not unreasonably interfere with Tenant’s use and enjoyment of the Premises. The square foot area of the Premises, and of all of the other premises in the Building, shall be measured to the exterior faces of all exterior walls and internal corridors, including any fire corridors, and to the center line of demising walls.

2.2 APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, and subject to reasonable rules and regulations of general applicability to tenants and other users of the Building from time to time made by Landlord of which Tenant is given prior written notice: (a) the common lobbies, corridors, stairways, and elevators of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others: (b) common walkways necessary for access to and from the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby on such floor and serving the Premises; and (d) other areas or facilities in or about the Building from time to time intended by Landlord for the general use by Tenant, other Building tenants, and Landlord, and their employees, customers, vendors, contractors, and invitees.

The Building and Tenant’s use and occupancy of the Premises, and Tenant’s rights and obligations herein are subject to all matters of record.

Landlord represents and warrants to Tenant, that, to the best of Landlord’s knowledge, the use of the Premises for general office use is permitted by right by all applicable laws and regulations. If any law, regulation, ordinance, deed restriction, or any other restriction, in effect as of the date of this Lease, would have the affect of prohibiting or interfering with Tenant’s use of the Premises for general office use, Tenant shall have the right, as Tenant’s sole remedy, to terminate the Lease upon thirty (30) days’ prior written notice to Landlord.

ARTICLE III

TERM OF LEASE

3.1 LEASE COMMENCEMENT DATE; TERM. The Term of this Lease shall commence on the date Landlord delivers possession of the Premises to Tenant, with Landlord’s Work (exclusive of the work to the conference room) Substantially Complete (as defined in Article VII), but not earlier than December 1, 2015 (the “Lease Commencement Date”), and shall end on the date that is three (3) years and two (2) months after the Lease Commencement Date (the “Termination Date”). Landlord estimates that Landlord will deliver possession of the Premises to Tenant Substantially Complete within thirty (30) days from the Effective Date (the “Estimated Substantial Completion Date”). If Landlord fails to Substantially Complete Landlord’s Work (exclusive of work to the conference room) on or prior to the Estimated Substantial Completion Date, which date shall be subject to delay by the acts and events of force majeure as provided in Section 13.27, then Tenant shall be entitled to one (1) day of abatement of base rent (but not additional rent) for every day after the Estimated Substantial Completion Date that Substantial Completion of Landlord’s Work (exclusive of the work to the conference room) has not occurred until the date that is fifteen (15) days after the Estimated Substantial Completion Date, which date shall be subject to delay by the acts and events of force majeure as provided in Section 13.27. If Landlord fails to Substantially Complete Landlord’s Work (exclusive of the work to the conference room) on or prior to the date that is fifteen (15) days after the Estimated Substantial Completion Date, which date shall be subject to delay by the acts and events of force majeure as provided in Section 13.27, then Tenant shall be entitled to two (2) days of abatement of base rent (but not additional rent) for every day past such 15th day that Substantial Completion of Landlord’s Work (exclusive of the work to the conference room) has not occurred.

If Landlord fails to Substantially Complete Landlord’s Work with respect to the conference room within fifteen (15) days after Substantial Completion of the balance of Landlord’s Work has occurred, subject to delays by the acts and events of force majeure as provided in Section 13.27, then Tenant shall be entitled to 1.5 days of abatement of base rent (but not additional rent) for each day after such 15th day that Substantial Completion of Landlord’s Work to the conference room has not occurred.

Any such Base Rent abatement shall be credited against the Base Rent due from Tenant following the Rent Commencement Date.

If all of Landlord’s Work is not Substantially Compete within ninety (90) days after the Estimated Substantial Completion Date, then Tenant, upon at least fifteen (15) days prior written notice to Landlord, may terminate this Lease, unless Landlord Substantially Completes Landlord’s Work within such fifteen (15) day period.

The term “Lease Year” as used herein shall mean a period of twelve (12) consecutive full calendar months. The first lease year shall begin on the Lease Commencement Date if the Lease Commencement Date shall occur on the first day of a calendar month; if not, then the first Lease Year shall commence upon the first day of the calendar month next following the Lease Commencement Date, and the first Lease Year shall include the portion of the term from the Lease Commencement Date through the end of such partial month. Each succeeding lease year shall commence upon the anniversary date of the first Lease Year.

Any access by Tenant to the Premises between the Effective Date and prior to the Lease Commencement Date shall be upon all of the terms, covenants and conditions of this Lease, except for the payment of Base Rent, Taxes, and Operating Costs (both as hereinafter defined), provided however that Tenant shall be responsible for paying all utilities from and after such early access.

Subject to the following, Tenant shall have the right of access to the Premises prior to the Lease Commencement Date for the installation by Tenant, of Tenant’s telephone, data equipment, and related conduits and fixtures, and for the installation of furniture and other personal property and equipment and to decorate, paint and make other improvements to the Premises. Tenant’s early access will be conditioned upon: (a) Tenant maintaining the appropriate insurance covering Tenant, and naming the Landlord, and Landlord’s mortgagee, as additional insureds; (b) Tenant and Tenant’s contractor agreeing not to unreasonably interfere with Landlord and Landlord’s contractor’s construction, (c) Tenant’s early access and work shall be at Tenant’s sole risk; and (d) Landlord and Tenant agreeing to coordinate their respective construction.

From and after the Lease Commencement Date, Tenant shall have access to the Premises, 24 hours per day, 7 days per week, 365 days per year.

Tenant shall be permitted, at Tenant’s cost and expense, to install, in accordance with Tenant’s plans as approved by Landlord, its own security system for the Premises, including a key card access system for the Premises, which system may include, within the Premises, video, motion and other sensors. Tenant shall also have the right to install and use a WiFi system in its Premises, in accordance with Plans approved by Landlord, so long as such system does not interfere with any of the other Wi-Fi systems in the Building. Tenant shall provide Landlord with the necessary key or fob, for Landlord access to the Premises.

3.2 CONCLUSIVENESS OF LANDLORD’S PERFORMANCE. Except to the extent to which Tenant shall have given Landlord written notice (latent defects excluded), not later than the end of the first full calendar month next beginning after the Lease Commencement Date, of the respects in which Landlord has not performed Landlord’s obligations under Exhibit “D” (including Exhibits DD and DDD), Tenant shall have no claim that Landlord has failed to perform any of Landlord’s obligations under said Exhibit “D”, “DD”, and “DDD”.

As to any latent defects with respect to said Exhibit “D”, “DD”, and “DDD”, unless Tenant has given written notice to Landlord no later than the end of the sixth (6th) full calendar month next following the Lease Commencement Date, specifying such latent defects, Tenant shall have no claim against Landlord for such latent defect.

Provided Tenant has timely notified Landlord of any such defects (latent or otherwise), in accordance with this Section 3.2, Landlord shall promptly repair such defects, at Landlord’s sole cost and expense. Additionally, at the end of the first full calendar month next beginning after the Lease Commencement Date, Landlord shall assign to Tenant any contractor, equipment or manufacturer warranties with respect to Landlord’s Work, which will be the Tenant’s obligation to maintain, repair and replace.

3.3 OPTION TO EXTEND. Provided Tenant is not in default beyond any applicable notice and cure period at the time of exercise or at the commencement of the option period, Tenant shall have the option to extend the Term of this Lease for one (1) period of three (3) years, such extended term to begin immediately upon the expiration of the original Term. Any reference in this Lease to the “Lease Term” or “Term” shall include any such extended term.

Tenant shall notify Landlord in writing not later than nine (9) months prior to the expiration of the then current Term of this Lease of Tenant’s election to exercise the option, time being of the essence. If Tenant exercises said option by written notice to Landlord, the extension of this Lease shall be automatically effected without the execution of any additional documents. If the option is not exercised by Tenant as herein provided, time being of the essence, then said option shall expire.

ARTICLE IV

RENT, TAXES, OPERATING COSTS AND OTHER EXPENSES

4.1 RENT. Commencing from and after the Lease Commencement Date, Tenant agrees to pay to Landlord at the address provided in Section 1.2 entitled “Mailing Address of Landlord”, or such other place or to such other person as Landlord may designate in writing, as Base Rent for the Premises, without any prior notice or demand therefor, and, except as otherwise expressly provided in this Lease, without any deduction or set-off whatsoever:

PERIOD	ANNUAL BASE RENT	MONTHLY INSTALLMENT
Original Term
(i) Lease Commencement Date - The date that is sixty (60) days after the Lease Commencement Date (the “Rent Commencement Date”)
	No Base Rent, rent abates	No Base Rent, rent abates
(ii) Rent Commencement Date - 1st Anniversary of the Rent Commencement Date	$127,906.50	$10,658.88
(iii) 1st Anniversary of the Rent Commencement Date – 2nd Anniversary of the Rent Commencement Date	$131,509.50	$10,959.13

PERIOD	ANNUAL BASE RENT	MONTHLY INSTALLMENT
(iv) 2nd Anniversary of the Rent Commencement Date - Termination Date	$135,112.50	$11,259.38

Option Period

The annual Base Rent for the Option Period shall be the greater of: (i) $135,112.50 per annum; and (ii) the Fair Market Rent (as determined pursuant to Exhibit E attached hereto). The annual base rent for each year of the Option Period as so determined, shall be paid in advance upon the first day of each calendar month, in an amount equal to one twelfth (12th) of the annual base rent as so determined.

If the Lease Commencement Date is a day other than the first day of a calendar month, then Tenant shall pay, on the Lease Commencement Date, a pro-rata portion of the fixed monthly minimum Base Rent (if any is due) prorated on a per diem basis with respect to the fractional calendar month preceding the commencement of the first Lease Year hereof. Other charges payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

The rent and other charges for a partial month shall be prorated on a thirty (30) day month basis in all cases.

Tenant shall contemporaneously with the execution of this Lease, deposit with Landlord an amount equal to one (1) month’s base rent, which amount shall be applied to Tenant’s initial rent payments due hereunder.

4.2 TAXES. In addition to the monthly Base Rent to be paid by Tenant, and as part of the total rent due hereunder, commencing from and after the Lease Commencement Date, and for each year of the Lease Term, or portion thereof, Tenant shall pay to Landlord, as additional rent, without demand or notice, and, except as otherwise specifically set forth in this Lease, without deduction or offset, Tenant’s Tax Share (as hereinafter defined) of the difference, if any, between the total amount of all of the Taxes (as hereinafter defined) assessed against the Building and Land on which the same is located for any tax period during the Lease Term, and the total amount of all of such Taxes for the 2016 fiscal year (July 1, 2015 June 30, 2016).

Tenant’s Tax Share shall be 13.5%, which is the total rentable space Tenant occupies in the Premises, divided by the total rentable space of the entire Building, which Tax Share shall be fixed and shall not be adjusted unless there is a change to the physical dimensions of the Premises, or the physical dimensions of the Building, including any changes to the common areas and mechanical spaces of the Building, as more particularly described in the immediately following sentence. The square foot area of floor levels (such as storage basements and mezzanines) not used for office purposes, the floor area of Landlord’s utility, water, maintenance and mechanical rooms and offices, and the floor area of access corridors, shall be excluded from square foot areas used to determine the denominator of the aforesaid percentages and shares for Tenant’s Tax Share.

The term “Taxes” shall mean and include the real estate and property taxes, levies, betterments, special and general assessments, water and sewer use charges, and other governmental charges and impositions of every kind and nature whatsoever, extraordinary as well as ordinary, which are or shall be imposed by applicable governmental authority, and which are or may be charged, levied, laid, assessed, imposed, become due and payable with respect to, the Building and the improvements, and the Land on which same is located. If due to a change in the method of taxation, any franchise, income, profit or rent tax shall be levied against Landlord in substitution for or in lieu of any tax which would otherwise constitute a Tax, such franchise, income, profit or rent tax shall be deemed to be a Tax for the purpose hereof. Notwithstanding anything to the contrary contained in this Lease, “Taxes” shall not include any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord. Taxes shall also not include interest and penalties for any late payment of Taxes by the Landlord.

The term “tax period” means the period during which taxes are required to be paid under applicable law. Thus, under the law presently in Boston, Massachusetts, the tax period means the period from July 1 of a calendar year to June 30 of the subsequent calendar year with one quarter of the taxes due and payable on August 1, the second quarter of taxes due on November 1, the third quarter due on February 1 and the remaining quarter on May 1.

Suitable adjustment in the determination of Tenant’s obligation under this Section 4.2 shall be made in the computation for any tax period which is greater than or less than twelve (12) full calendar months.

When the applicable tax bill is not available, then a tentative computation shall be made on the basis of the taxes for the next prior tax period, with a final adjustment to be made between Landlord and Tenant promptly after Landlord shall have received the applicable tax bill, or in the event that the Land and Building are not assessed at the current improved valuation then a tentative computation shall be made based on comparable property within the City of Boston, and said computation shall be the “Tax Stop” for the Lease Term.

Commencing from and after the first time that Tenant makes a payment for Taxes, future payments by Tenant on account of taxes shall be made monthly, in an amount estimated by Landlord, and at the time and in the fashion herein provided for the payment of rent. The monthly amounts so to be paid to the Landlord, in the aggregate, shall equal the Tenant’s Tax Share of each payment by the Landlord on account of such Taxes at least ten (10) days before the day on which such payments by the Landlord would become delinquent.

Promptly after receipt of the Landlord of bills for such Taxes, the Landlord shall advise the Tenant of the amount thereof, and furnish Tenant with a photocopy of such tax bill(s), and the computation of the Tenant’s Tax Share on account thereof for the tax period included within the Lease Term covered by such bill. If payments theretofore made for such period by the Tenant exceed such share, the Landlord shall credit the amount of overpayment against subsequent obligations of the Tenant (or if such overpayment occurs at the end of the Lease Term, then Landlord shall pay to Tenant such overpayment within ten (10) days after the Termination Date), but if such share is greater than payments theretofore made on account for such period, the Tenant shall make suitable payment to the Landlord within ten (10) days after being so advised by the Landlord in writing.

Further, if such Taxes are abated, reduced or refunded, an equitable adjustment shall be made to reflect the Tenant’s Tax Share of the amount of such reduction less all reasonable costs incurred by the Landlord in securing the same and, upon Tenant’s request, Landlord shall provide documentation of such costs to Tenant; but the pendency of any application or other proceeding relating to any such abatement, reduction or refund shall not delay the computation and payments by the Tenant to be made hereunder. (In no event, however, will the Base Rent hereunder be reduced as a result of any abatement or decrease in Taxes.) Landlord’s obligation to pay any such abatement, overpayment or refund of Taxes to Tenant under this Section 4.2, shall survive the expiration or termination of this Lease.

Tenant’s Tax Share of such Taxes shall be adjusted equitably for and with respect to any portion of the Lease Term hereof which does not include an entire tax period, which provision shall apply both at the beginning and at the end of the Lease Term.

Landlord shall have the same rights and remedies for the nonpayment by the Tenant of any amounts due on account of such Taxes, as the Landlord has hereunder for the failure of the Tenant to pay the Base Rent.

If some method or type of taxation shall replace, or be in addition to, the current method of assessment of Taxes, or the type thereof, the Tenant agrees that the Tenant shall pay an equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that the Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which the Tenant would bear under the foregoing provisions.

4.3 SECURITY DEPOSIT, (a) Tenant shall, contemporaneously with the execution of this Lease, deposit with Landlord the sum of twenty one thousand nine hundred and eighteen dollars and twenty five cents ($21,918.25). Said amount represents the average amount of two (2) months Base Rent during the original Lease Term. Said deposit shall be in the form of cash or check and shall held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease by Tenant to be kept and performed during the Lease Term. If at any time during the Lease Term any rent herein reserved shall be overdue and unpaid, after any applicable notice and cure period, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid, after any applicable notice and cure period, Landlord may, at its option (but Landlord shall not be required to), apply any portion of said deposit to the payment of any such overdue rent or other sum. It is explicitly understood and agreed that the deposit will not be used to pay or to credit any rent due hereunder, including but not limited to the last month’s rent.

(b) In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord, at its option, and after any applicable notice and cure period, may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate the Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to its prior level, and Tenant’s failure to do so within five (5) business days after receipt of such demand shall constitute a default under this Lease. If, at the expiration or earlier termination of this Lease, there does not exist any default on the part of Tenant under this Lease, said deposit shall be returned in full to Tenant within thirty (30) days of the end of the Lease Term, or within thirty (30) days of the earlier termination of this Lease. In the event of a permitted assignment or sublet of the Leased Premises, Landlord shall continue to hold the deposit as if no such assignment or sublet had taken place, and the Tenant and assignee/sublessee shall look to each other for the settlement of same, it being understood and agreed that any portion of the deposit to be returned in accordance with this Section, shall be returned to the Tenant in possession at the end of this Lease, and in connection with any such assignment or sublease by Tenant, Landlord, upon request from Tenant, agrees to confirm in writing that Landlord is holding said deposit and the amount that Landlord is then holding.

(c) Landlord shall deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Leased Premises, in the event that Landlord’s interest be sold, and upon such transfer, and upon Landlord’s delivery to Tenant of a written acknowledgement by the transferee that such transferee is holding said deposit, Landlord shall be discharged from any further liability with respect to such deposit.

4.4 OPERATING COSTS. In addition to the Base Rent to be paid by Tenant and as part of the total rent due hereunder, commencing from and after the Lease Commencement Date, and for each year of the Lease Term, or portion thereof, Tenant shall pay to Landlord, as additional rent, without demand or notice, and, except as otherwise specifically set forth in this Lease, without deduction or offset, Tenant’s Operating Cost Share (as hereinafter defined) of the difference, if any, between the Operating Costs for the then current calendar year, and the Operating Costs for the 2016 calendar year (January 1, 2016—December 31, 2016).

Tenant’s Operating Cost Share shall be 13.5%, which is the total rentable space Tenant occupies in the Premises, divided by the total rentable space of the entire Building, which Operating Cost Share shall be fixed and shall not be adjusted unless there is a change to the physical dimensions of the Premises, or the physical dimensions of the Building, including any changes to the common areas and mechanical spaces of the Building, as more particularly described in the immediately following sentence. The square foot area of floor levels (such as storage basements and mezzanines) not used for office purposes, the floor area of Landlord’s utility, water, maintenance and mechanical rooms and offices, and the floor area of access corridors, shall be excluded from square foot areas used to determine the denominator of the aforesaid percentages and shares for Tenant’s Operating Cost Share.

The Operating Costs shall mean and include all of the operating costs and expenses of every type and nature attributable to the operation, maintenance, repair and replacements to the Building and Land. Without limitation, the term “Operating Costs” shall include, but not be limited to: (a) wages and salaries of all employees having a position not higher than building manager, and engaged in the operation, maintenance, security, and tenant custodial/janitorial services, for the Building, including taxes, insurance and benefits relating thereto, and if such employees work on both the Building and any other property owned by Landlord or its affiliates, then only an equitable portion of such wages, salaries and benefits of such employees shall be included in Operating Costs; (b) all supplies and materials used in the operation, maintenance, repair, replacement and security of the Building and Land; (c) cost of all utilities for the Building (including the Common Areas), but excluding individual tenant’s separately metered utilities, or utilities for such leased premises, if not separately metered); (d) the cost of water (and sewer) for the Building (and for the tenants), unless separately metered to tenants; (e) obtaining and maintaining Landlord’s insurance policies, including, but not limited to those described in Section 8.6, and the cost of any insured event deductible amounts under such policies; (f) unless otherwise specifically excluded, pursuant to this Lease, from Operating Costs, repairs, replacements, and general operation and maintenance of the Building and Land; (g) service or maintenance contracts for the operation, maintenance, repair, replacement, or security of the Building (including without limitation, alarm service, window cleaning, and elevator maintenance and repairs); (h) the removal of trash, snow and ice, sanding and salting; (i) lighting, heating and air conditioning the common areas and facilities of the Building (the “Common Areas”), including, unless otherwise specifically excluded, pursuant to this Lease, from Operating Costs, the maintenance, repair and replacement of the lighting, heating and air conditioning facilities, equipment and system servicing the Common Areas, and the electricity and gas to operate same; (j) [intentionally omitted]; (k) sidewalk steam cleaning, washing, gum removal and sweeping; (1) capital expenditures for repairs and replacements to the Common Areas, which capital expenditures for repairs and replacements to the Common Area, shall be amortized over the useful life of such repair or replacement, determined in accordance with generally accepted accounting principles as consistently applied in the real estate industry, but in no event to exceed ten (10) years in each case, the amortization to include an interest charge, at the then prevailing prime rate reasonably selected by Landlord; provided, however, that if Landlord has actually borrowed money to pay for such capital expenditures, then the interest charge shall be at the interest rate actually paid by Landlord, and only the annual amortization thereof shall be included in Operating Costs for any calendar year; and (m) an amount equal to ten percent (10%) of all of the foregoing costs and expenses to compensate Landlord for administrative and overhead expenses.

Notwithstanding anything in this Lease to the contrary, Operating Costs shall not include (i) depreciation and amortization of the Building, or any equipment used or located therein (exclusive of the capital expenditures amortized and payable as provided in the preceding paragraph); (ii) costs and expenses incurred in connection with leasing space in the Building, including, but not limited to, advertising and promotional expenses and real estate brokerage commissions; (iii) legal fees incurred in leasing or in disputes with tenants; (iv) capital expenditures, except as permitted in the preceding paragraph; (v) cost of construction allowances provided to other tenants in the Building; (vi) interest or principal payments on any mortgage or deed of trust or any ground lease payments or any other financing costs or fees; (vii) any cost or expenditure for which Landlord is reimbursed (other than real estate tax contributions, or Operating Costs); (viii) costs of any services furnished to other tenants but which Landlord does not make available to Tenant or is available to Tenant only for an additional direct charge; (ix) any expenses resulting from the negligence of Landlord, its agents, contractors or employees; (x) costs recoverable by Landlord under its insurance policies; (xi) costs resulting from defects in the design or construction of the Building; (xii) costs of any code compliance work for the Common Areas of the Building; (xiii) cost of construction of new tenant, or common area, space in the Building; (xiv) attorney’s fees, costs and disbursements incurred in connection with matters relating to the formation of Landlord as an entity and maintaining its continued existence as an entity; (xv) costs resulting from Landlord’s breach of this Lease or imposed upon Landlord by any governmental authority as a result of the violation of any law, statute or ordinance by Landlord or its agents or employees or (xvi) salaries and benefits and employment taxes of executives and principals of Landlord.

Operating Costs shall be reduced by the proceeds of insurance or eminent domain awards or settlements received by Landlord with respect to items of Operating Costs (or the amount of any proceeds or awards which would have been received if Landlord had carried the insurance required by this Lease or diligently pursued its rights, as the case may be) or recoveries from warranty claims. Landlord shall not be permitted to recover more than the actual out-of-pocket cost incurred by Landlord on a non-profit basis for Operating Costs, plus the foregoing management fee of ten percent (10%); provided, however, that no such management fee shall be applied against Taxes. Operating Costs shall be determined on a “cash basis” and costs which may be paid in installments without finance charges shall be paid in installments. Promptly upon receipt thereof, Landlord shall pay Tenant its pro rata share of any refund or recovery made with respect to any Operating Costs previously paid by Tenant.

Operating Costs shall include costs and expenses for services, equipment or materials furnished by Landlord or its affiliates, provided the same are based upon competitive charges for similar services and materials that are available in the general vicinity of the Building.

Commencing from and after the first time that Tenant makes a payment for Operating Costs, future payments by Tenant on account of Operating Costs shall be made monthly, in an amount estimated by Landlord, and at the time and in the fashion herein provided for the payment of Base Rent. On or before April 1 of each year (or thereafter as Landlord may elect), Landlord shall provide Tenant with a statement setting forth the amount due from Tenant on account of Operating Costs for the preceding calendar year and the amount of estimated Operating Costs paid by Tenant during such year. If the amount due from Tenant exceeds the amount of estimated payments, Tenant shall pay the difference to Landlord within thirty (30) days of the receipt of such statement. If the amount of estimated payments exceeds the amount due, Landlord shall credit such difference to the next installment or installments of estimated payments due under this Section (or if such overpayment occurs at the end of the Lease Term, then Landlord shall pay to Tenant such overpayment within ten (10) days after the Termination Date). Landlord’s obligation to pay such overpayment to Tenant shall survive the expiration or termination of this Lease. During any year, Landlord from time to time, and upon prior written notice to Tenant, may revise its estimate of the Operating Costs which will be due for that year, and the monthly payments to be made by Tenant on account thereof. The monthly amounts to be paid on account of such Operating Costs will be revised each year to more closely reflect one-twelfth (l/12th) of Tenant’s share of such Operating Costs most recently determined.

For any portion of the aggregate Lease Term covered herein which is less than a full calendar year, the allocation of Operating Costs shall be further reduced to limit such charges for the corresponding proportionate share of such year. This last provision shall apply both at the beginning and the end of the Lease Term.

Within the two (2) year period following the calendar year end, and Tenant’s receipt of the year end Operating Costs reconciliation, Tenant shall have the right, upon at least ten (10) business days written notice, to audit Landlord’s calculation of Operating Costs for such year, and Tenant shall be permitted to review Landlord’s records from the previous two (2) years, provided that after such two year period, Landlord’s books shall be deemed closed for all purposes.

In the event Tenant shall have an audit made for any calendar year, and the Operating Costs for such year shall be found to be overstated by more than five percent (5%), then Landlord shall pay to Tenant within thirty (30) days of Tenant’s demand, the reasonable cost of such audit (or credit the cost thereof against the next payment of base rent), and shall pay to Tenant the amount that Landlord has overcharged Tenant. In connection with exercising its audit rights, Tenant shall not retain any so-called forensic accountant or any accountant that is compensated in whole or in part by a contingency fee.

4.5 UTILITIES/SERVICES. Tenant shall be solely responsible for and promptly pay directly to the companies providing same, all charges for heat, water and sewer, gas, electricity, air conditioning or any other utility used or consumed in the Leased Premises from and after the date possession of the Premises are delivered to Tenant, and, except for the water and sewer, Landlord represents to Tenant that, all such utilities for Tenant are currently separately metered to the Premises. The charges for water and sewer shall be included in Operating Costs.

Tenant covenants and agrees that at all times its use of any of the utility services shall never exceed the capacity of the mains, ducts and conduits bringing utility services to the Building and/or the Premises.

Tenant shall pay for any necessary maintenance charges for utility services provided to the Premises, and shall furnish all of the replacement electric lighting bulbs and tubes for the Premises.

Except as otherwise set forth in this Section 4.5, in no event shall Landlord be liable for any interruption or failure of utility services and/or any other building services for Tenant, and/or for the Premises.

Notwithstanding anything contained in this Lease to the contrary, in the event Landlord shall fail to provide the services Landlord is required to provide to Tenant under this Lease, or otherwise comply with its obligations under Section 7.2 (collectively, a “Service Failure”) as a result of Landlord’s negligent acts or omissions, other than as a result of Tenant’s and/or Tenant’s agents, employees, and contractors acts or omissions, and as a result thereof, Tenant is reasonably unable to use or conduct Tenant’s operations on part or all of the Premises for more than five (5) business days, Tenant shall be entitled to proportionate abatement of rent for the period Tenant is reasonably unable to use or conduct its operations in part or all of the Premises. If the Service Failure is a result of Landlord’s negligent act or omission, Tenant shall have the right to terminate this Lease if Landlord fails or is unable to restore such services within sixty (60) days from the date of interruption, and notice thereof from Tenant, and Tenant is reasonably unable to use or conduct its operations in a substantial part or all of the Premises.

ARTICLE V

USE OF PREMISES

5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Use as specified in Section 1.2, and for no other business, use or purpose.

(b) Tenant further agrees to conform to the following provisions during the entire Lease Term:

(i) No auction, fire, distress, bankruptcy or other type sales may be conducted within or without the Premises;

(ii) Tenant shall cause all freight to be delivered or removed, and all garbage or refuse to be removed from the Building and the Premises in accordance with reasonable rules and regulations therefore established by Landlord; and until removal is effected, Tenant shall keep all garbage or refuse in the Premises suitably covered and deodorized;

(iii) Tenant shall take any and all steps required reasonably to prevent insect and vermin infestation of the Premises, and shall maintain such practices as Landlord may require reasonably to that end;

(iv) Except for signs or lettering on the entry doors to the Premises (or the glass adjacent to the main entry to the Premises on the fourth (4) floor), which may be consistent with Tenant’s logo and branding, Tenant shall not place on the exterior, or exterior walls (including both interior and exterior surfaces of windows and doors), or on the roof of the Building, or in any other part of the Building, or the Premises, any signs or any symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the Premises.

Where Landlord establishes reasonable standards for such signs, Tenant agrees to conform to the same and to submit for Landlord’s prior approval, which approval shall not be unreasonably withheld, a plan or sketch of the sign(s) to be placed on such entry doors. Without limitation, lettering on exterior windows (and explicitly not glass at the entry to the Premises) is expressly prohibited;

(v) Tenant shall not perform any act or carry on any practice which may injure the Premises or any part of the Building, or overload the floors or walls beyond design loads, or cause any offensive odors or loud noise, or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building, nor shall Tenant permit or commit any waste;

(vi) Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixture, signs, floor covering, lighting, plumbing fixtures, shades or awnings, or make any changes to the entrances and exits, without first obtaining Landlord’s prior written approval and consent, which approval and consent shall not be unreasonably withheld or delayed, or unreasonably conditioned, and without first obtaining all governmental permits and approvals required for such work, all at Tenant’s sole cost and expense (“Permits”). Tenant shall present to the Landlord detailed plans and specifications for such work at the time approval is sought and deliver a copy of all Permits to Landlord prior to commencing any alteration, addition, improvement or installation. All approved alterations, additions, improvements and installations shall comply with all governmental laws, rules, regulations and codes. All allowed alterations or additions shall be at the Tenant’s expense and shall be new or completely reconditioned, and in quality at least equal to the present construction and made in accordance with all applicable laws. Notwithstanding anything in this Lease to the contrary, subject to the immediately following sentence, Tenant may make non-structural alterations and improvements to the interior of the Premises, in an amount not to exceed $50,000 in the aggregate in any calendar year, without the Landlord’s prior written consent, but upon prior written notice to Landlord, which notice shall contain a description in reasonable detail of the proposed work, but shall not require detailed plans and specifications (“Tenant Alterations Without Approval”). Tenant’s right to make Tenant Alterations Without Approval, is conditioned upon Tenant agreeing that, at the expiration of the Term, in Landlord’s discretion. Tenant shall be required to remove all such Tenant Alterations Without Approval, and restore the Premises to its original condition, and repair all damage as a result of such removal.

Tenant shall not make any alterations, repairs or installations, or perform any work to or on the Premises unless prior to the commencement of such work Tenant shall obtain (and during the performance of such work keep in force) builders risk, public liability and workmen’s compensation insurance to cover every contractor to be employed, and any other insurance reasonably required by Landlord. Tenant shall endeavor to require that such policies shall be non-cancelable without ten (10) days notice to Landlord. The policies shall have amounts of coverage reasonably required by Landlord, and shall be issued by companies reasonably satisfactory to Landlord. Prior to the commencement of such work, Tenant shall deliver certificates of such insurance policies, Acord Form 27, to Landlord, evidencing Tenant’s insurance coverage.

All permanent leasehold alterations or improvements made by the Tenant, and consented to by Landlord, shall become the property of the Landlord at the termination of occupancy as provided herein unless Landlord, at the time that Tenant requests Landlord’s consent to the same, notifies Tenant in writing that such alterations or improvements are to be removed by Tenant at the expiration of the Lease Term. Further, all moveable trade fixtures, equipment, machinery, personal property, appliances, environmental fans, electrical equipment, and other equipment required for the Permitted Use, exclusive of any permanent leasehold improvements, and the Building and Premises’ mechanical equipment and systems, shall remain the property of Tenant.

At least thirty (30) days prior to the end or expiration of the Term, Landlord and Tenant shall conduct a walk through of the Premises, and (A) Landlord and Tenant shall identify which of Tenant’s alterations, decorations, additions, installations and improvements, including interior partitions installed by Tenant, are to be removed by Tenant, and which are to remain in the Premises; and (B) Tenant shall schedule the following work: all holes or scrapes on wall surfaces are to be repaired. The cost of such cleaning and repairs, normal wear and tear excluded, will be at the sole expense of the Tenant. Notwithstanding the foregoing, under no circumstances shall Tenant be obligated to remove any portion of Landlord’s Work.

Upon the expiration or earlier termination of the Term, Tenant will remove all of Tenant’s property from the Premises, which, pursuant to the Lease, are to be removed by Tenant, including without limitation, moveable trade fixtures, equipment, machinery, appliances, effects and personal property as are in the Premises; as well as such of the alterations and additions made by Tenant, if any, as Landlord has designated as aforesaid; and the Tenant shall repair any and all damage caused by such removal, and restore the Premises to the condition they were on the Lease Commencement Date, or as thereafter consented to by Landlord, reasonable wear and tear, and casualty and condemnation excepted.

If Tenant shall not have removed such property by expiration of the Term, Landlord shall give notice to Tenant, and said property shall be deemed abandoned if Tenant has not removed same within five (5) business days of receipt of said notice. If Landlord shall elect to remove and store Tenant’s property, Tenant shall pay to Landlord upon request for same, the costs and expenses incurred by Landlord in removing and storing such property. Tenant shall also pay the reasonable cost of repairing damage caused to the Premises by the removal of such property.

(vii) Tenant will always conduct its business in the Premises, and make any permitted alterations or improvements in compliance with the reasonable requirements of Landlord’s insurance companies, and in compliance with all applicable laws, rules, regulations and ordinances affecting the Premises, or the specific conduct of its business in the Premises; and if any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises, Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit, and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall make all non-structural repairs, alterations, additions or replacements to the Premises required by any order, ordinance, law, rule or regulation of any public authority required solely because of Tenant’s particular use of the Premises; the parties hereby agreeing that Tenant’s obligations in this sentence shall not be triggered if Tenant uses the Premises for the Permitted Use in compliance with the terms of this Lease.

Landlord represents and warrants to Tenant that as of the Lease Commencement Date, to the best of Landlord’s knowledge, the Premises and the common areas and facilities of the Building shall comply with all applicable laws, rules, regulations and ordinances, including without limitation, the Americans with Disabilities Act, and all applicable state and local accessibility laws.

(viii) With respect to any alterations or improvements to the Premises undertaken by Tenant, it is understood and agreed that all of the companies bidding on any construction by Tenant within the Premises, will hold a valid Massachusetts Builder’s License, will have been in business a minimum of five (5) years, and will have an office and clerical staff It is further understood and agreed that the successful bidder of any construction, if the scope of the Project exceeds $200,000, will have, at all times a licensed job superintendent who is under direction of a project manager, other than the company owner, on site during the construction.

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1 LANDLORD’S CONSENT, (a) Except as hereinafter specifically provided in Section 6.2, Tenant shall not, without first obtaining on each occasion the written consent of the Landlord, which consent Landlord may withhold in Landlord’s sole and absolute discretion: (i) assign this Lease in whole or in part; (ii) sublet the whole or any part of the Premises, (iii) license any person or entity to use or occupy all or any part of the Premises, (iv) grant any person or entity the use, benefit, enjoyment or right to occupy the whole or any part of the Premises, including without limitation any such arrangement pursuant to a “management contract,” so- called, or (v) transfer the whole or any part of the Tenant’s interest hereunder, whether by absolute transfer or transfer by way of security. Notwithstanding the foregoing, Landlord shall not unreasonably withhold or delayed, or unreasonably conditioned, Landlord’s consent to any sublease of less than fifty percent (50%) of the rentable square footage of the Premises.

No consent by the Landlord pursuant to this Article VI shall be deemed a waiver of the obligation to obtain Landlord’s consent on any subsequent occasion; no waiver of the restrictions herein, or any portion thereof, shall constitute a waiver or consent in any other instance; and the Tenant shall remain at all times responsible for the performance of all of the terms, condition, covenants or agreements contained in this Lease. Except for any assignment or subletting pursuant to the provisions of Section 6.2, the prohibitions against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

In the event the Tenant shall seek Landlord’s consent pursuant to this Article VI, Tenant shall furnish Landlord with such information regarding the proposed assignee or sublessee as the Landlord may reasonably request, including, without limitation, information regarding the financial viability and business experience of the proposed assignee or sublessee.

(b) Notwithstanding the foregoing provisions of this Section 6.1, in the event the Tenant intends to assign the Lease, or sublet the Premises or any part thereof, other than for a Permitted Transfer (as hereinafter defined), it shall deliver to Landlord notice in writing of such intention, and the Landlord shall have right, in Landlord’s sole and absolute discretion, within thirty (30) days from the date of the receipt of such notice, within which to elect to: (i) in the case of an assignment of lease, to terminate this Lease by notice in writing to Tenant, whereupon this Lease shall be terminated as of the date that is thirty (30) days following Tenant’s receipt of Landlord’s termination notice; and (ii) in the case a sublease, to elect to recapture the portion of the Premises proposed to be sublet, by written notice to Tenant within such thirty (30) day period.

If Landlord, within such thirty (30) day period, fails to notify Tenant that it is terminating this Lease, or recapturing the proposed subleased premises, it shall be deemed a waiver of Landlord’s rights under this paragraph with respect to such proposed assignment or subletting, but the rights of Landlord, and the obligations of Tenant pursuant to this subparagraph (b), shall continue to apply to future assignments and subletting.

(c) In connection with any assignment or sublease: (i) the proposed assignee, sublessee or transferee of this Lease shall agree in writing to assume and perform all of the terms, covenants, conditions and agreements of this Lease imposed upon the Tenant herein, in a form to be reasonably approved by the Landlord; (ii) no assignment, sublease, or transfer shall in any manner release the Tenant, and any Guarantor, from its covenants and obligations hereunder, and Tenant and any Guarantor shall remain fully liable; (iii) with respect to an assignment or sublease that is not a Permitted Transfer, fifty per cent (50%) of the profits made on any such assignment, sublease, or transfer, after first deducting any free rent, and all reasonable costs and expenses incurred by Tenant in connection with such assignment, sublease or transfer (including without limitation, the cost of tenant improvements, broker fees, attorney fees and other reasonable transaction costs) shall belong solely to Landlord; (iv) the assignment or subletting shall be subject to all of the terms and conditions of this Lease; (v) Tenant shall give Landlord at least thirty (30) days prior written notice of any such assignment or subletting, provided however that, as to a Permitted Transfer, unless the Permitted Transfer is subject to confidentiality, the notice from Tenant to Landlord of such assignment/subletting shall be at least five (5) business days prior written notice; and (vi) Tenant further agrees that it will reimburse Landlord for Landlord’s reasonable expenses, arising out of said assignment or sublet, including reasonable attorneys’ fees not to exceed $2,500, in each instance.

(d) [Intentionally omitted]

(e) If this Lease is assigned, or if the Premises or any part thereof is sublet, following an event of default of Tenant beyond any applicable notice and cure period, Landlord may, at Landlord’s option, collect rent from the assignee or subtenant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting or collection of rent, shall be deemed a waiver of this covenant, or the acceptance of the assignee or subtenant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

(f) If Landlord shall consent to an assignment, Tenant agrees to assign, transfer and set over to its assignee all of Tenant’s right, title and interest in and to any and all security deposit(s) held by Landlord, and to look only to such assignee for reimbursement thereof.

6.2 Notwithstanding the foregoing provisions of Section 6.1, or any other term or provision of this Lease to the contrary, this Lease may be assigned by Tenant, or the Premises sublet, without the requirement for the consent of Landlord, but upon written notice thereof to Landlord, and, Tenant’s compliance with all of the provisions of Section 6.1 (c), in the following instances (each, a “Permitted Transfer”):

(a) an initial public offering or other transfer of a majority of the stock, or other majority ownership interests in Tenant;

(b) the merger, consolidation or amalgamation of Tenant with a third party, or the sale of all or substantially all of the stock or assets of Tenant so long as the surviving entity has a net worth greater than or equal to that of Tenant as of the date of this Lease; or

(c) a transfer to Tenant’s parent company, or to a wholly owned subsidiary, or to an “Affiliate” (as hereinafter defined) of Tenant; it being agreed that the subsequent sale or transfer of stock or other interest, having the overall effect that Tenant, or Tenant’s majority owner, PureTech Ventures, ceases to control (as described in the last sentence of this paragraph) such assignee or sublessee shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease, and to be governed by the provisions of Section 6.1. An “Affiliate” shall mean any trust, corporation, partnership, limited liability company or other entity: (i) which owns or “controls” the majority of the ownership interest of Tenant, either directly or indirectly through other entities; (ii) the majority of whose ownership interests is owned or “controlled” by Tenant; or (iii) which is under common ownership with Tenant, either directly or indirectly. As used herein, the word “control” shall mean the right or power to direct or cause the direction of the management and policies of the entity in question.

ARTICLE VII

CONDITION OF THE PREMISES

7.1 LANDLORD’S WORK (a) Promptly after this Lease is executed by both parties and counterparts exchanged, Landlord shall apply to the appropriate governmental authorities for any building and other permits which may be required in connection with the improvements to be constructed by Landlord as set forth on Exhibit D, Exhibit DD, and Exhibit DDD ,attached hereto and made a part hereof (“Landlord’s Work”).

(b) Promptly after the issuance of any required building or other permit referred to in subsection (a), Landlord shall commence to perform Landlord’s Work, using new materials, and in a good and workmanlike manner, and Landlord shall diligently prosecute Landlord’s Work to completion.

Landlord’s Work shall be “Substantially Complete”, when Landlord’s Work has been completed, except for so-called punch list items, which do not unreasonably interfere with Tenant’s use of the Premises, and which shall be completed by Landlord within thirty (30) days thereafter. The parties have agreed that the Landlord is not required to Substantially Complete Landlord’s Work with respect to the glass conference as a condition of the Lease Commencement Date, however, Landlord shall use reasonable diligence, and proceed in a good and workmanlike manner to complete the conference room work promptly after the Lease Commencement Date. In completing such conference room work following the Lease Commencement Date, Landlord and its contractors shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises.

(c) Landlord’s Work shall be at Landlord’s cost and expense, except for: (i) the cost to design and construct Tenant’s new glass conference room; (ii) the excess cost of the flooring in the conference room above Landlord’s building standard carpeting, as more particularly described in Exhibit “D” attached hereto; and (iii) the cost to construct a new office at Location #3 on Exhibit DD that is in excess of the Landlord’s reasonable estimate of the cost to construct and install a proposed door and additional drywall partition in the unlabeled office adjacent to Location #2, which such work Tenant has elected not to proceed with” Tenant shall reimburse Landlord for: (i) fifty percent (50%) of the final cost to design and build Tenant’s glass conference room, within ten (10) days after receipt of Landlord’s invoice therefor, provided however that Tenant’s share of such costs for the glass conference room shall not exceed $8,000.00; and (ii) the excess cost pursuant to clause (iii) above.

The estimated budget for Tenant’s glass conference room is attached hereto and made a part hereof as Exhibit DDD.

(d) Except for the performance of Landlord’s Work and except as otherwise specifically provided for in this Lease, Tenant shall accept possession of the Leased Premises in its “as is” condition, without any representations or warranties from Landlord.

(e) Delivery of Possession shall be deemed to have occurred when Landlord’s Work shall have been Substantially Completed (exclusive of Landlord’s Work to the conference room), and Landlord shall have tendered possession of the Leased Premises to Tenant.

7.2 LANDLORD’S REPAIRS, (a) Landlord hereby represents and warrants to Tenant that, as of the Lease Commencement Date, the HVAC (as hereinafter defined), and all of the other Building systems serving the Premises, shall be in good working order and condition, and the roof of the Building shall be water tight.

Landlord agrees to keep in good order, condition and repair, the roof, load-bearing walls (excluding finish and coverings), foundations, and all other structural portions (i.e., load-bearing or otherwise essential to the integrity of the exterior of the Building) of the Premises and the Building.

Landlord shall not be responsible to Tenant for the condition of the glass and windows in and about the Premises, for the doors leading to and from the Premises, or for any condition in the Premises, or the Building, caused by the act, fault or default of Tenant, or any contractor, agent, invitee, licensee, servant or employee of Tenant, unless the same is covered by any insurance policy to be maintained by Landlord under this Lease.

(b) Subject to the following, Landlord shall maintain in good order, condition and repair the heating, ventilating and air conditioning equipment and system servicing the Premises (the “HVAC”), and all other base Building systems serving the Premises, and upon notice therefor from Tenant of the necessity for repairs and /or replacements to such equipment and system, Landlord shall have the HVAC, or such other building systems repaired and /or replaced as necessary. Tenant shall reimburse Landlord for Landlord’s costs and expenses to maintain, repair and make replacements to the HVAC serving the Premises, within ten (10) days after Landlord’s invoice therefor; provided, however, that with respect to any replacements of the HVAC or other base Building equipment and systems (as part of the Operating Costs), the replacement cost thereof shall be amortized over the useful life of such replacement, determined in accordance with generally accepted accounting principles as consistently applied in the real estate industry, but in no event to exceed ten (10) years in each case, the amortization to include an interest charge, at the then prevailing prime rate reasonably selected by Landlord; provided, however, that if Landlord has actually borrowed money to pay for such replacement, then the interest charge shall be at the interest rate actually paid by Landlord, and in each such case (ie, replacement of Tenant’s HVAC, and/or replacement of base Building equipment and systems), Tenant shall only be obligated to pay the annual amortization thereof during each year of the Lease Term.

(c) In addition to Landlord’s obligations under Paragraphs (a) and (b) of this Section 7.2, Landlord agrees, with reimbursement by Tenant for Tenant’s Operating Cost Share thereof in accordance with the provisions of Section 4.4, to keep, manage, maintain and operate the common areas of the Building and the Land (including snow and ice removal), in first class condition and repair, provided that Landlord shall not be responsible for any condition caused by the act, fault or default of Tenant, or any contractor, agent, invitee, licensee, servant or employee of Tenant unless the same is covered by an insurance policy to be maintained by Landlord under this Lease.

7.3 LANDLORD’S LIABILITY. Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises, other than as expressly provided in this Article VII.

Further, Landlord shall never be liable for any failure to make repairs which, under the provisions of this Article, or elsewhere in this Lease, Landlord has undertaken to make unless:

(a) Tenant has given notice to Landlord of the need to make such repairs, or of the condition in the Building or in the Premises requiring any repair for which Landlord is responsible; and

(b) Landlord has failed to commence to make such repairs within ten (10) days after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

Pending such repair by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards within the Premises to prevent any injury or loss or damage to persons or property; provided, however, that Tenant shall not be required to incur any costs or expenses in connection therewith.

7.4 Intentionally omitted

7.5 TENANT’S REPAIRS, (a) From and after the date Landlord delivers possession of the Premises to Tenant, and until the end of the Lease Term, and for so long thereafter as Tenant occupies any part of the Premises, Tenant will keep neat, and maintain in good order, condition and repair, including replacements as necessary, the Premises, and every part thereof, including, but not limited to, the glass, windows, and doors, the maintenance of exterior entrances and all non-structural partitions, fixtures, flooring, ceiling tiles, equipment and appurtenances thereof, that serve the Premises (including, but not limited to, the lighting, electrical and plumbing fixtures, equipment and systems), and all signs in or on the Premises, excepting only damage by fire or other casualty, and as a consequence of the exercise of the power of eminent domain, and further excepting reasonable wear and tear; and Tenant shall surrender the Premises, and all appurtenances and equipment, at the termination of the Lease, in good condition and operating order, and shall remove all of Tenant’s signs. Further, Tenant shall be responsible for the cost of repairs, excluding normal wear and tear, damage by the elements and casualty loss, which may be necessary by reason of damage to the Building by Tenant, or by Tenant’s contractors, invitees, agents, servants, employees and licensees. Tenant shall replace any glass which may be damaged or broken with glass of the same quality.

(b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant promptly commence the same within ten (10) days, and proceed thereafter with due diligence and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable diligence, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord the cost thereof, plus the greater of (i) two hundred and fifty dollars ($250.00); or (ii) five per cent (5%) of the costs and expenses, for Landlord’s management and overhead, and if Tenant shall default in such payment, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.

(c) Tenant shall maintain, or cause its contractor to maintain, during all periods of Tenant’s construction so-called “Builders Risk” insurance, in form and substance reasonably approved by Landlord.

ARTICLE VIII

INDEMNITY AND INSURANCE

8.1 INDEMNITY. (a) Tenant shall indemnify and hold harmless Landlord, and Landlord’s mortgagee, agents, officers, partners, contractors and employees, from and against any and all claims, actions, damages, liabilities and expenses, in connection with loss of life, personal injury and/or damage to property, arising from or out of any occurrence in, upon or at the Premises after the Lease Commencement Date, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires, but excluding in all instances the negligence or willful misconduct of Landlord, or Landlord’s officers, agents, partners, contractors or representatives.

This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, and in case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation.

(b) Landlord shall indemnify and hold harmless Tenant, and Tenant’s agents, officers, partners, contractors, and employees, from and against any and all claims, actions, damages, liabilities and expenses, in connection with loss of life, personal injury and/or damage to property, arising from or out of any occurrence in, upon or at the Common Areas of the Building, after the Lease Commencement Date, or occasioned wholly or in part by the gross negligence or willful misconduct of Landlord, but excluding in all instances the gross negligence or willful misconduct of Tenant, or Tenant’s officers, agents, partners, contractors or representatives.

8.2 TENANT’S INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises:

(a) a policy of general liability and property damage insurance as follows:

(i) under which Landlord and Landlord’s mortgagee (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) are named as additional insureds, and Tenant is named as insured; and

(ii) insure with respect to the Premises, and the business operated by Tenant and any subtenants, licensees or concessionaires of Tenant in the Premises, written on an occurrence basis, with limits of public liability and property damage liability of not be less than one million dollars ($ 1,000,000.00), for bodily injury (or death) whether to one or more persons, and one hundred thousand dollars ($100,000.00) with respect to damage to property, and such higher limits, if procurable, as may from time to time be reasonably required by Landlord’s Lender; and

(b) during the performance of any construction by Tenant, builder’s risk insurance written at “replacement cost” and with an “agreed amount” sufficient to avoid co-insurance; and

(c) fire and extended coverage insurance covering Tenant’s personal property, fixtures, and equipment, and permitted additions and alterations made by Tenant; and

(d) workmen’s compensation insurance as required by applicable laws.

The liability policies in which Landlord and/or its mortgagees are named as additional insured shall, to the extent commercially available to Tenant without additional cost, contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. The insurance shall be with an insurance company approved by Landlord in advance, which approval shall not be unreasonably withheld, and a certificate of insurance for each such policies, evidencing the Tenant’s insurance and coverages, shall be delivered to Landlord prior to Tenant entering into possession of the Premises, and thereafter upon Landlord’s reasonable request.

8.3 TENANT’S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building, and the Land, as Tenant is herein given the right to use, at Tenant’s own risk; and except for loss or damage arising from the willful act or negligence of Landlord, and Landlord’s contractors, agents, servants or employees, Landlord shall have no responsibility for any loss of or damage to furniture, merchandise, effects or other personal property of any kind of Tenant or anyone claiming through Tenant.

Except for damage resulting from the negligence or willful misconduct of Landlord, Landlord shall not be liable for any damage to the property of Tenant, or of others located in the Premises, nor for the loss of or damage to any property of Tenant, or of others by theft or otherwise.

All property of Tenant kept or stored in the Premises shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to same, including subrogation claims by Tenant’s insurance carrier.

The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

8.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent that this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant:

(a) for any loss or damage that may be occasioned by or through the acts or omission of other tenants or persons occupying adjoining premises, or any part of premises adjacent to or connected to the Premises, or any part of the Building, or otherwise,

(b) for any loss or damage resulting to Tenant or those claiming by, through or under Tenant, or Tenant’s contractors, employees, agents, lessees, and concessionaires, and Tenant’s or their property, resulting from fire, explosion, falling plaster, steam, water, gas, sewer, steam pipes, electricity, electrical disturbance, rain, snow, or leaks from any part of the Building, or from the pipes, appliances, plumbing works, roof, street, or subsurface or from any other place, or caused by dampness or by any other cause or by whatever nature, and/or

(c) caused by operations in construction of any private, public or quasi-public work;

unless such loss or damage was caused by, or due to, the gross negligence or willful misconduct of Landlord, Landlord’s agents, servants or employees.

8.5 LANDLORD’S INSURANCE. Landlord shall maintain or cause to be maintained, and keep in full force and effect: (i) a policy of public liability and property damage insurance with respect to the Common Areas of the Building, with coverages and in amounts not less than the coverages and amounts that Tenant is required to maintain under Section 8.2 above; and (ii) fire, extended coverage, and rental insurance, including so-called “extended coverage and/or all risk endorsement”, “flood and earthquake endorsement” and “terrorism endorsement” (“Fire Insurance”), upon Landlord’s Building and improvements. The amount of Fire Insurance to be maintained by Landlord shall be for the full replacement cost of the Building. The premiums and costs for Landlord’s insurance shall be part of Operating Costs.

ARTICLE IX

LANDLORD’S RIGHT OF ACCESS

9.1 LANDLORD’S RIGHT OF ACCESS. Landlord and its designees shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or of making repairs, upon twenty four (24) hours prior written notice (it being understood and agreed, however, that said notice and hour requirements shall in no event apply to emergency situations), or for the purpose of exhibiting the Premises to prospective or existing mortgagees or purchasers of all or any part of the Building. For the period commencing nine (9) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises upon 24 hour notice written notice, at all reasonable hours for the purpose of exhibiting the same to prospective tenants and purchasers. Landlord acknowledges that Tenant will have sensitive and proprietary information in the Premises, and therefore, except in the event of an emergency, Tenant shall have the right to have a representative of Tenant accompany Landlord during any such access, and Tenant shall have the right to restrict Landlord’s access to certain portions of the Premises until Tenant is able to secure any such sensitive information.

ARTICLE X

FIRE, EMINENT DOMAIN, ETC.

(a) Fire & Casualty.

(i) If the Premises and/or any necessary Common Area ancillary or adjacent thereto (including any Common Area that provides access to the Premises) shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, Landlord shall at its expense, cause such damage to be repaired (but not Tenant’s improvements), and the rent shall not be abated.

If by reason of such occurrence, the Premises shall be rendered untenantable only in part, except as hereinafter provided, Landlord shall, at Landlord’s cost and expense, cause the damage to the Premises (but not Tenant’s improvements), to be repaired, and Base Rent and additional rent shall be abated proportionately as to the portion of the Premises rendered untenantable, from the date of such casualty until to the balance of the Premises has been substantially completed.

If the Premises shall be rendered substantially damaged (as hereafter defined), or wholly untenantable, by reason of such occurrence, except as hereinafter provided, Landlord shall, at its cost and expense, cause such damage to the Premises (but not Tenant’s improvements), to be repaired, and the Base Rent and additional rent shall abate from the date of such casualty until to the Premises has been substantially completed.

(ii) Notwithstanding the foregoing, if: (A) any such damage shall occur during the last twelve (12) months of the Term; or (B) if the restoration of the Premises cannot be reasonably completed within sixty (60) days after such damage or destruction (“substantially damaged”), then either party shall have the right, at its election, to terminate this Lease and the tenancy hereby created, by giving the other party within the next sixty (60) days following the date of said occurrence, written notice of the first party’s election to terminate, and in the event of such termination, this Lease shall terminate and Base Rent and additional rent shall be adjusted as of such date of such occurrence.

(iii) Landlord’s restoration shall be subject to zoning laws and building codes then in existence, and Landlord’s obligations hereunder shall not include Tenant’s improvements, trade fixtures, furnishings or equipment, and Tenant shall, at its own expense, proceeding with all reasonable diligence, repair, or replace such of Tenant’s improvements (which excludes Landlord’s Work), trade fixtures, furnishings and equipment as may have been damaged or destroyed.

(iv) In the event that ten percent (10%) percent or more of the leaseable area comprising the Building; or ten percent (10%) per cent or more of the Common Areas within the Building, shall be damaged or destroyed by fire or other casualty, notwithstanding that the Premises may be unaffected by such fire or other casualty, Landlord may terminate this Lease and the tenancy hereby created, by giving Tenant sixty (60) days prior written notice of its election to terminate, which notice shall be given, if at all, not later than sixty (60) days following the date of said occurrence, and the rent and additional rent shall be adjusted as of the date of such termination, (v) In the event of termination of this Lease pursuant to this Article, this Lease shall come to an end and cease as of the date of such destruction or damage, except Tenant shall be liable for and pay promptly to Landlord any rent or other charges then in arrears.

(b) Eminent Domain

(i) If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Lease Term shall cease and terminate as of the date of title vesting in such proceeding and all Base Rent and additional rent shall be paid up to and including that date. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

(ii) If any part of the Premises and /or the Building shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the Premises unsuitable for the business of Tenant, then the Lease Term shall cease and terminate as of the date of title vesting in such proceeding, and in the event of such termination, Base Rent and additional rent shall be adjusted up to and including the date of such termination. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the business of Tenant, then Landlord shall promptly restore the Premises (including Landlord’s Work, but not Tenant’s improvements) ,to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect, but there shall be an equitable adjustment in Base Rent and Tenant’s Tax Share and Tenant’s Operating Cost Share, to reflect the portion of the Premises so taken, if any.

(iii) If: (i) ten per cent (10%) or more of the Common Areas of the Building; or (ii) ten per cent (10%) of more of the Building, shall be acquired or condemned as aforesaid, then, at Landlord’s option, the term of this lease shall cease and terminate as of the date of title vesting in such proceeding, and in the event of such termination, rent and additional rent shall be adjusted up to and including the date of such termination.

In event of termination of this Lease as aforesaid, Tenant shall have no claim against Landlord, nor the condemning authority, for the value of any unexpired term of this Lease.

(iv) Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to any award or compensation accruing on account of any damage, destruction or other “adverse effect” (which latter term shall include both the termination and the appropriation of intangible rights, such as easements, as well as other forms of limitation adversely affecting the interests of any party) suffered by the leasehold hereby created, the Premises, the Building, or any improvement or appurtenance in, on or to any of these, as a result of any condemnation or taking by eminent domain or as the result of any act of or pursuant to public authority. Tenant shall execute and deliver to Landlord such confirmatory instruments of this assignment as Landlord may from time to time request.

The foregoing reservation and assignment does not include any award separately claimed and payable to Tenant for physical damage to or appropriation of Tenant’s tangible personal property or for moving expenses, on condition, however, that such award shall be payable to Tenant by the taking authority and not by Landlord, and on the further condition that no award to Tenant shall result in any reduction in the amount recoverable from the taking authority by Landlord, by any overlessor, by the holder of any mortgage of the Building, or by any other person having an interest in the Building other than persons, such as occupants of other premises in the Building, whose claims for damages rest on the same basis and have the same precedence as Tenant’s claim.

ARTICLE XI

DEFAULT

11.1 TENANT’S DEFAULT. If:

(a) (i) Tenant shall fail to pay the Base Rent or additional rent or other charge for which provision is made herein, on or before the date on which the same becomes due and payable, and the same continues for five (5) days after written notice from Landlord thereof, or

(ii) Landlord has given Tenant the notice specified in subsection a) above, twice in any twelve (12) month period, and Tenant shall thereafter fail to pay the Base Rent or additional rent or other charges, on or before the date on which the same becomes due and payable, then, and in such event, without the requirement of any notice from Landlord, and/or a grace period, such failure to timely pay the Base Rent or additional rent or other charge, on or before the date on which the same was due and payable shall be a default by Tenant; or

(b) [Intentionally omitted]

(c) Tenant shall fail to perform or observe any other term or condition contained in this Lease, and Tenant shall not cure such failure within thirty (30) days after written notice from Landlord to Tenant thereof, unless such failure is not susceptible of being cured within said thirty (30) day period, in which event such a failure shall not constitute a default if Tenant promptly commences curative action, and thereafter diligently prosecutes such action to completion, or

(d) the estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment or trust mortgage arrangement, so-called, shall be made of the property of Tenant for the benefit of creditors, of if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction, which proceeding shall not have been diligently contested by Tenant within sixty (60) days after their commencement, or if a petition shall be filed for the reorganization of Tenant under any provisions of the Bankruptcy Code now or hereafter enacted, or if Tenant shall file a petition for such reorganization, or for arrangement under provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payment of debts, or if the interest of the Tenant herein shall be sold under execution or any other legal process, then, and in any of such events, and in addition to any rights or remedies of the Landlord hereunder, and/or provided by law or at equity, at the option of the Landlord:

(i) Upon five (5) days written notice to Tenant, Landlord, in Landlord’s discretion, may declare the Term ended, and re-enter the Premises and take possession thereof and remove all persons and property therefrom; and

(ii) Landlord may elect to terminate this Lease and recover, as damages from Tenant: (A) the worth at the time of award of the unpaid rent which had been earned through the time of termination; and (B) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (C) any other amount necessary to compensate the Landlord for all the detriment proximately caused by the Tenant’s failure to perform its obligations under this Lease, or which in the ordinary course would be likely to result therefrom; including, but not limited to, all of the costs and expenses incurred by Landlord in retaking possession of any Premises, in making repairs that the Tenant was obligated to make, in preparing the Premises for reletting, in reletting the Premises, together with reasonable attorney’s fees, court costs, and brokerage fees.

The “worth at the time of award” of the amounts referred to in subparagraphs (ii) (A) above in this Article, shall be computed, by allowing interest at the rate of two percent (2%) in excess of the “Prime Rate” being charged at the Citibank, N.A., New York. The “worth at the time of award” of the amount referred to in subparagraph (ii) (C) above in this Article shall be computed by discounting such amount at the “Discount Rate” of the Federal Reserve Bank of Boston in effect at the time of award plus one percent (1%).

Landlord shall use all reasonable efforts to mitigate its damages, provided, however, that Landlord’s duty to mitigate damages shall be deemed satisfied if Landlord lists the Premises for lease with a commercial real estate broker who reasonably markets the Premises, and Landlord subsequently deals with prospective tenants in a good faith manner. Landlord’s agreement to mitigate, does not constitute a waiver of the Landlord’s right to recover the damages under this Article, and nothing in this Article affects the right of the Landlord to indemnification for liability arising prior to the termination of this Lease for personal injuries or property damage as provided in this Lease; and/or

(iii) Landlord may elect not to terminate this Lease and for so long as the Landlord does not terminate the Tenant’s right to possession, this Lease shall continue in effect and the Landlord shall continue to perform its obligations under this Lease and may enforce all its rights and remedies under this Lease, including, but not by the way of limitation, the right to recover the rent as it becomes due under this Lease. For the purposes of this subparagraph (iii) the following shall not constitute a termination of the Tenant’s right to possession: (A) acts of maintenance or preservation or efforts to relet the Premises; and/or (B) the appointment of a receiver upon initiative of the Landlord to protect the Landlord’s interest under this Lease.

Nothing in this Section 11.1 shall affect the rights of the parties under statutory provisions relating to actions for unlawful detainer, forcible entry and forcible detainer; provided, however, after the Landlord obtains possession of the Premises under a judgment for restitution or forfeiture of the Tenant’s interest, the Landlord will no longer be entitled to treat this Lease as continuing in effect unless the Tenant obtains relief from the forfeiture or restitution to its former estate under the applicable statutory provisions. The bringing of any action described in this subparagraph shall not affect the Landlord’s right to bring a separate action for relief on termination, for liquidated damages as provided above, or in equity.

Notwithstanding anything contained in this Section 11.1, or elsewhere in this Lease, Tenant shall in no event have any liability hereunder to Landlord for consequential, special or indirect damages.

In the event of any entry or taking possession of the Premises by Landlord under this Section 11.1, the Landlord shall have the right, but not the obligation to remove therefrom all or any part of the personal property of Tenant or other occupants of the Premises, located therein and may place the same in storage at a public warehouse at the expense and risk of the owner or owners thereof.

For all applicable purposes of this Section 11.1 the rental agreed to be paid by Tenant or the amount of rental payable by the Tenant shall be deemed to be the sum total of the following: the Base Rent reserved in Section 4.1 thereof, the taxes and assessments reserved in Section 4.2 thereof, the sums called for in Section 4.4, and all other sums and charges which Tenant is obligated to pay under this Lease.

The remedies given to Landlord in this Article XI shall be cumulative and in addition to all other rights or remedies which the Landlord may have under applicable laws then in force.

11.2 LATE CHARGE; INTEREST. (a) Tenant agrees to pay Landlord promptly after billing, as additional rent, the sum of two hundred and fifty dollars ($250.00) for each check remitted by Tenant to Landlord that is dishonored. If two (2) or more checks remitted by Tenant to Landlord are dishonored within a six (6) month period, Landlord may, in Landlord’s discretion, require that any or all future remittances by Tenant to Landlord be in the form of certified or bank checks, or via wire transfer.

(b) If Landlord has not received any Base Rent, additional rent, or other charges due from Tenant within ten (10) days after the date same was due and payable, such unpaid amounts shall bear interest from the original due date, to the date of payment, at a rate (the “ Interest Rate”) equal to the lesser of: (i) the greater of (A) four percent (4%) in excess of the “Prime Rate” being charged at Citibank, N.A., New York; and (B) twelve per cent (12%); or (ii) the maximum interest rate permitted by law.

11.3 ATTORNEYS FEES. Landlord shall be entitled to collect all reasonable cost and expenses from Tenant, including but not limited to, reasonable attorney’s fees expended by Landlord to collect any rent or other payments due hereunder or in any manner to enforce Tenant’s obligations hereunder.

11.4 SELF HELP. If Tenant defaults in the performance of any obligation imposed on it by this Lease (other than failure to pay the Base Rent or additional rent), and Tenant does not cure such default, breach or inaccuracy within the time period(s) provided in Section 11.1 above, Landlord shall have the right, but shall not be obligated, at any time thereafter to cure such default, breach or inaccuracy for the account of Tenant, and Tenant, within thirty (30) days of the receipt of a statement therefor, shall reimburse Landlord for any amount paid and any expense or contractual liability so incurred, together with an overhead and management fee equal to the greater of: (a) two hundred and fifty dollars ($250.00); and (b) an amount equal to five per cent (5%) of the amount paid or incurred by Landlord. Any sum not paid when due shall accrue interest thereafter at the Interest Rate. In the event of an emergency, or where necessary to prevent injury to persons or damage to the Premises, Landlord may cure any such default, breach or inaccuracy by Tenant before the expiration of the cure period set forth above, with such written or oral notice to Tenant as is appropriate under the circumstances. Tenant’s failure to pay Landlord any sum due pursuant to this Section 11.4 within such thirty (30) day period, shall be considered a default in the payment of Rent and Landlord shall have all rights and remedies available to Landlord for such default in the payment of Rent. The option in this Section is for the protection of Landlord and its existence does not release Tenant from its obligation to perform under this Lease, nor will it deprive Landlord of any other legal rights it may have by reason of any default of Tenant.

In the event Landlord shall perform any such covenants, conditions or agreements, Tenant agrees that Landlord, its agents or employees, may enter the Premises and that such entry and such performance shall not constitute an eviction of Tenant, in whole or in part, nor relieve Tenant from the continued performance of all covenants, conditions and agreements of this Lease, and further, to the fullest extent permitted by law, that Landlord and its agents and employees shall not be liable for any claims or loss or damage to Tenant or any claiming through or under Tenant, unless caused by the gross negligence or willful misconduct of Landlord, or its agents or employees.

11.5 LANDLORD’S DEFAULT. (a) Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease, unless and until Landlord shall have failed to perform such obligations within thirty (30) days after receipt of written notice thereof from Tenant (provided, however, that Landlord shall not be deemed in default with respect to any matter which by its nature may not be cured within thirty (30) days if Landlord shall promptly commence to cure such breach and thereafter diligently prosecutes the cure to completion). Notwithstanding anything contained herein or in the Lease, Landlord shall in no event have any liability hereunder to Tenant for consequential, special or indirect damages. In no event shall Tenant have the right to terminate or cancel this Lease as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord.

(b) Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Building, and any judgments rendered against Landlord shall be satisfied solely out of Landlord’s interest in the Building, including gross revenues, and insurance and condemnation proceeds, if any. Provided that any successor owner has assumed in writing Landlord’s obligations under this Lease, no personal judgment shall lie against Landlord upon extinguishment of its rights in the Building, and any judgment so rendered shall not give rise to any right of execution or levy against Landlord’s assets. The provisions hereof shall inure to Landlord’s successors and assigns including any mortgagee and their respective directors, officers, principals and stockholders. Other than as provided herein, no assets of Landlord’s directors, officers, partners, members, or employees shall be subject to any remedy exercised by Tenant hereunder. Tenant specifically agrees that neither any trustee nor beneficiary of Landlord (original or successor), shall ever be personally liable for any judgment against Landlord or for the payment of any monetary obligation to Tenant. Additionally, except with respect to any Guarantor, no assets of Tenant’s directors, officers, partners, members or employees, shall be subject to any remedy exercised by Landlord hereunder. Landlord specifically agrees that, except for any Guarantor, no director, officer, partner, member or employee of Tenant, shall ever be personally liable for any judgment against Tenant or for the payment of any monetary obligation to Landlord. In the event of any transfer of Landlord’s interest in the Premises, and/or in the Building, the transferor shall be, and hereby is, freed and relieved of all covenants and obligations of Landlord under this Lease arising or to be performed from and after the date of such transfer.

11.6 (a) In the event litigation shall be brought for recovery of possession of the Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the default in the performance of any other covenant herein contained on the part of Tenant or Landlord to be kept or performed, and a default shall be established by a final nonappealable order of a court of competent jurisdiction, the losing party shall pay the prevailing party all expenses incurred therefor, including reasonable attorneys’ fees.

(b) The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings for non-payment of Base Rent or additional rent, except for any compulsory counterclaims, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceedings, provided however that this restriction shall not, however, be construed as a waiver of Tenant’s right to assert such claims in any separate action or actions brought by Tenant.

(c) In the event of a final, non-appealable, order of a court of competent jurisdiction, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws, in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

ARTICLE XII

BANKRUPTCY OR INSOLVENCY

12.1 In the event that the Tenant, or any general partner of the Tenant shall become a Debtor under the Bankruptcy Code, and the Trustee, or the Tenant, shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all other terms and conditions of this Article XII, including subsection 12.2 and 12.4 hereof, are satisfied. If such Trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of the Petition, this Lease shall be deemed to have been rejected. The Landlord shall be thereupon immediately be entitled to possession of the Premises, and this Lease shall be terminated, but the Landlord’s right to be compensated for damages both at law and as provided in Article XI hereof in such case shall survive.

12.2 No election by the Trustee or Debtor-In-Possession to assume this Lease, whether under Chapter 7, 11 or 13, shall be effective unless each of the following conditions, which the Landlord and the Tenant acknowledge and agree are commercially reasonable in the context of a bankruptcy case of the Tenant, have been satisfied, and the Landlord has so acknowledged in writing:

(a) The Trustee of the Debtor-In-Possession has cured, or has provided the Landlord adequate assurance (as hereinafter defined) that:

1) within ten (10) days from the date of such assumption, the Trustee will cure all monetary defaults under this Lease; and

2) within thirty (30) days from the date of such assumption, the Trustee will cure all non-monetary defaults under this Lease.

(b) The Trustee or Debtor-In-Possession has compensated, or has provided to the Landlord adequate assurance (as hereinafter defined) that within ten (10) days from the date of assumption, the Landlord will be compensated for any pecuniary loss incurred by the Landlord arising from the default of the Tenant, the Trustee, or the Debtor-In-Possession as recited in the Landlord’s written statement of pecuniary loss sent to the trustee or Debtor-In-Possession.

(c) The Trustee or the Debtor in Possession has provided the Landlord with adequate assurance (as hereinafter defined) of the future performance of each of the tenants, the Trustees or Debtor in Possession’s obligation under this Lease, provided, however, that the obligations imposed upon the Trustee or Debtor in Possession under this Lease shall continue with respect to the Tenant or any assignee of this Lease after the completion of the bankruptcy case, subject to any further and/or increased obligations which thereafter are imposed by any provisions of this Lease.

(d) The assumption of this Lease will not:

1) Breach any provision in this Lease or any other Lease, mortgage, financing agreement or other agreement by which the Landlord is bound relating to the Building; or

2) Disrupt, in the Landlord’s judgment, the tenant mix of the Building or any other attempt by the Landlord to provide a specific variety of tenants’ uses in the Building which, in the Landlord’s judgment, would be most beneficial and would enhance the image, reputation, and profitability of the Building.

(e) The assumption has been ratified and approved by order of such court or courts as have final jurisdiction over the Bankruptcy Code.

(f) The Trustee or Debtor-In-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure the Landlord that the Trustee or Debtor-In-Possession will have sufficient funds to fulfill the obligations of the tenant under this Lease, and to keep the Premises operating with sufficient employees to conduct a fully-operational, actively promoted business on the Premises; and

(g) The Bankruptcy Court or such court as is exercising jurisdiction over the Bankruptcy Code shall have entered an order segregating sufficient cash payable to the Landlord and/or the Trustee or Debtor-In Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of the Tenant, the Trustee or Debtor-In-Possessions, acceptable as to value and kind to the Landlord, to secure to the Landlord the obligation of the Trustee or Debtor-In-Possession to cure any monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

12.3 In the event that this Lease is assumed by a Trustee appointed for the Tenant or by the Tenant as Debtor-In-Possession and thereafter the Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapter 11 or 13 of the Bankruptcy Code, then, and in either such event, the Landlord may, at its option, terminate this Lease and all rights of the Tenant hereunder, by giving the Tenant written notice of its election so to terminate, within thirty (30) days after the Landlord shall have received written notice of the occurrence of either such event, but the Landlord’s right to be compensated for damages both at law and as provided in Article XI hereof shall survive.

12.4 If the Trustee or Debtor-In-Possession has assumed this Lease pursuant to the terms and provisions of Sections 12.1 and/or 12.2 hereof, for the purpose of assigning (or elects to assign) the Tenant’s interest under this Lease, or the estate created thereby, to any other person, such interest or estate may be so assigned only if the Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance of the future performance (as defined in this Section 12.4) of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

For the purposes of this Section 12.4, the Landlord and the Tenant acknowledge that, in the context of a bankruptcy proceeding of the Tenant, at a minimum, “adequate assurance of future performance” shall mean that each of the following conditions have been satisfied, and the Landlord has so acknowledged in writing:

(a) The Assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts (which amounts shall in no event be less than the greater of those of the Tenant at the time of the execution of this Lease) reasonably determined to be sufficient by the Landlord to assure the future performance by such Assignee of then Tenant’s obligations under this Lease;

(b) [Intentionally omitted];

(c) The Assignee has submitted in writing evidence, reasonably satisfactory to the Landlord, of substantial experience in the conducting of the type of business permitted under this Lease;

(d) The Landlord has obtained all consents and waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which the Landlord is bound, to permit the Landlord to consent to such assignment;

(e) The Assignee has supplied such additional information required to be supplied by Article VI hereof and has complied with any other provision, conditions and requirements set forth in said Article VI for an assignment of the Tenant’s interest in this Lease or the estate created thereby; and

(f) The Assignee has deposited with the Landlord a security deposit in the same amount of the security deposit paid by Tenant under Section 4.3 hereof.

12.5 When, pursuant to the Bankruptcy Code, the Trustee or Debtor in-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the average monthly amount paid on account of Base Rent for the preceding calendar month and any other charges payable by the Tenant hereunder.

12.6 No acceptance by the Landlord of Base Rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain the Landlord’s consent or the Landlord’s right to terminate this Lease for any transfer of the Tenant’s interest under this Lease without such consent.

12.7 The rights and remedies of the Landlord contained in the provisions of this Article XII are and shall be deemed to be in addition to, and not in limitation of, applicable provisions of Article XI and other provisions hereof, or any other rights which the Landlord may have under applicable statutory or case law. Whenever any of the terms or provisions of this Lease, including, without limitation, rental obligations, are modified pursuant to the provisions of this Article, upon the Landlord’s request, the parties hereto shall promptly execute, acknowledge and deliver a written instrument, mutually acceptable to all parties, and confirming the same. In no event shall this Lease, after the term hereof has expired or has been terminated in accordance with the provisions hereof, be revived, and no stay or other proceeding shall nullify, postpone or otherwise affect the expiration or earlier termination of the term of this Lease pursuant to the provisions of Article XI hereof, or prevent the Landlord from regaining possession of the Premises thereupon.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 EXTRA HAZARDOUS USE. (a) Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall invalidate any insurance or increase the rate of insurance, on the Premises or on the Building above the standard rate applicable to like premises in the Financial District of Boston being occupied for the Permitted Use; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

(b) As used herein, Hazardous Substances shall be defined as any “hazardous chemical,” “hazardous substance,” or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 59601, et seq.), any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection.

Tenant, its successors, assigns, agents, servants, employees and invitees shall not: (i) conduct, or permit to be conducted, any activity, including, but not limited to, the dumping or storage of Hazardous Substance, on the Premises and/or the Building, which would give rise to a lien pursuant to the provisions of Massachusetts General Laws Chapter 21E (Massachusetts Oil and Hazardous Materials Release Prevention Act); and (ii) generate, store, manufacture, refine, transport, treat, dispose of or otherwise permit to be present on or about the Premises or the Building, any Hazardous Substances, except for customary amounts of cleaning solutions which shall be used in accordance with applicable laws.

It is understood and agreed that the provisions contained in this Section 13.1 shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by Tenant, but shall thereafter be deemed to be a Hazardous Substance.

Tenant shall defend, indemnify and hold harmless Landlord from and against any and all costs, expenses, claims and liabilities whatsoever from the default of this Section 13.1 by Tenant, its agents, contractors or employees; and from any and all damages, liabilities or losses which Landlord may suffer, directly or indirectly, including but not limited to reasonable attorney’s fees, as a result of any claims, demands, costs or judgments against the Landlord, in any manner arising out of Tenant’s failure to comply with the provisions of this Section 13.1.

(c) Landlord represents and warrants that, to the best of Landlord’s knowledge, the Premises are free of all Hazardous Substances. Notwithstanding any provision of this Lease to the contrary, Tenant shall have no obligation to make any repairs, alterations or improvements to the Premises, or incur any costs or expenses whatsoever, as a result of Hazardous Substances in or about the Premises, the Building or the Land, other than those Hazardous Substances brought onto such areas by Tenant, its agents, employees, and contractors.

Landlord shall be solely responsible for any changes to the Premises relating to Hazardous Substances, unless those Hazardous Substances were brought onto the Premises by Tenant, its agents, employees, and contractors.

Landlord shall indemnify and hold Tenant harmless from and against all liabilities, costs, damages and expenses which Tenant may incur (including reasonable attorneys’ fees) as the result of a breach of Landlord’s representation and warranty set forth in this paragraph, or the presence of Hazardous Substances in or about the Premises, the Building or the Land, unless those Hazardous Substances were brought onto such areas by Tenant, its agents, employees, and contractors.

13.2 NON-SUBROGATION. Insofar as, and to the extent that, the following provisions may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and notwithstanding anything in this Lease to the contrary, Landlord and Tenant mutually agree that, with respect to any hazard which is covered by insurance that each of Landlord or Tenant, as the case maybe, is required to carry under this Lease, the one required to carry such insurance and suffering such loss, releases the other, and its officers, directors, employees and agents, of and from any and all claims, liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property which could be covered by such required insurance, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Landlord and Tenant mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

This release shall apply only to loss or damage occurring during such time as the releasor’s fire or All Risk coverage insurance policies could contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agrees that any fire and extended coverage insurance policies carried by each of them respectively and covering the Premises or their contents, or other portions of the Building, will include such a clause or endorsement as long as the same shall be obtainable.

In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section shall derogate from or otherwise affect releases elsewhere here contained of either party for claims.

13.3 WAIVER. Failure on the part of Landlord to complain of any matter however long the same may continue, shall never be a waiver by Landlord, of any of Landlord’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action by Tenant requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by the Tenant.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

13.4 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on timely payment of the rent, and observing, keeping and performing all of the terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises, and all appurtenances thereto, during the term hereof, including any extensions thereof, without hindrance or ejection by Landlord, or any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord, and Landlord’s successors, only with respect to breaches occurring during Landlord’s, or Landlord’s successors’, respective ownership of Landlord’s interest hereunder.

With respect to any obligation of Landlord to repair, make replacements to, or restore the Premises, or with respect to services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by the events of force majeure as provided in Section 13.27.

13.5 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees:

(a) that the execution thereof by Landlord, and acceptance thereof by the holder of such mortgage, subject to subparagraph 13.5(b) below, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by notice sent to Tenant, specifically otherwise elect; and

(b) that such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage, the taking of a deed in lieu of foreclosure thereof, and the taking of possession of the Premises by such holder.

With reference to any assignment of rents to a mortgage holder, Landlord shall assign to said mortgage holder only such rights to collect rents as Landlord shall have hereunder.

13.6 MECHANICS’ LIENS. With regard to any alterations or improvements made by Tenant, Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the Premises, or the Building, and should any such lien be made or filed, Tenant agrees within ten (10) days after Tenant has actual notice thereof, or within ten (10) days after Landlord has notified Tenant thereof in writing (whichever shall first occur), immediately to discharge (either by payment or by filing the necessary bond, or otherwise) any mechanics’, materialmen’s or other lien against the Premises and/or the Building, and/or Landlord’s interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant in, upon or about the Premises. Should Tenant fail to take any action within said ten (10) day period, Landlord may, at its option, bond or pay the said lien without inquiring into the validity thereof, and Tenant shall forthwith reimburse Landlord the total reasonable expense incurred by Landlord as additional rent hereunder.

13.7 BROKERAGE. Landlord and Tenant respectively warrant and represent to the other that each has dealt with only Matt Twombly (d/b/a Avison Young), and Roger Breslin (d/b/a Jones Lang LaSalle) (the “Brokers”), in connection with the consummation of this Lease, and there are no other claims for brokerage commission or finder’s fees in connection with the execution of this Lease.

Landlord and Tenant agree to defend the same and indemnify the other party against and hold it harmless from any liability arising from any such claim from any other broker or agent (including, without limitation, the cost of reasonable counsel fees in connection therewith), resulting from any breach by Landlord or Tenant, as the case may be, of the foregoing representation and warranty.

Landlord agrees to pay all brokerage commission due the Brokers pursuant to a separate agreement between Landlord and Avison Young.

13.8 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

13.9 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give written consent to a particular assignment or transfer as required by the provisions of Article VI hereof.

13.10 NOTICES. Whenever, by the terms of this Lease, any communication, request, advice or notice shall or may be given either to Landlord or to Tenant, same shall be delivered in person or sent by United States certified mail postage prepaid or by nationally recognized overnight courier (so long as same provide receipts for the delivery thereof) and shall be addressed (a) if intended for Landlord, addressed to Landlord at the address set forth in Section 1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice); with a copy sent in the same manner to Landlord, c/o Bruce L. Dove, Esq., 3 Overlook Way, Winchester, Massachusetts 01890; and (b) if intended for Tenant, addressed to Tenant at the address set forth in Section 1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice); with a copy sent in the same manner to Tenant, c/o David L. Wiener, Esq,, Anderson & Kreiger LLP, One Canal Park, Cambridge, MA 02141.

All such notices shall be effective when deposited in the United States mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

Rejection or other refusal to accept or the inability to deliver because of a change of address for which no notice was given, shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Notices may be given by an attorney representing the party giving such notice.

13.11 WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a Lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation or option for, does not constitute an agreement for the Land or the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only upon written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

13.12 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

13.13 RIGHTS OF MORTGAGEE. The Lease shall be subject and subordinate to any mortgage on the Building, now or at any time hereafter in effect, unless the holder of such mortgage elects by notice to Tenant to have this Lease superior to its mortgage.

In addition, Landlord, or any future mortgagee, shall have the option to subordinate this Lease to any mortgage or deed of trust which includes the Premises as part of the mortgaged premises, provided that the holder thereof enters into an agreement (the ‘‘Subordination Agreement”) with Tenant which provides that: (a) in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, and provided Tenant is not in default hereunder, the holder will agree to recognize the rights of Tenant under this Lease and to accept and not disturb Tenant as tenant of the Premises under the terms and conditions of this Lease and (b) Tenant will agree to recognize the holder of such mortgage as Landlord in such event. This Subordination Agreement, which shall be on commercially reasonable terms, shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant, and of the holder, and upon anyone purchasing said Premises at any foreclosure sale, and shall include the following terms and provisions, unless otherwise mutually agreed to by the parties;

(a) No Base Rent, additional rent, or any other charge shall be paid more than thirty (30) days prior to the due dates hereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee.

(b) No act or failure to act on the part of Landlord which would entitle Tenant under the terms of the Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless: (i) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in Section 13.13 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

(c) Notwithstanding any other provision to the contrary contained in the Lease, if prior to substantial completion of Landlord’s obligations under Section 7.1, any holder of a mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect not to perform Landlord’s obligations under Section 7.1, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord’s obligations under Section 7.1; provided, however, that Tenant shall be entitled to offset from base rent the estimated cost of Landlord’s Work that has not been completed.

(d) No assignment of this Lease (except with respect to a Permitted Transfer) and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord’s mortgagees of record, if any.

(e) The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreement contained in Section 13.13) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease, or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such, and such mortgagee shall be entitled to enforce such provisions in its own name.

Any such mortgage to which the Lease shall be subordinated may contain such additional terms, provisions and conditions as the holder deems usual or customary. The Land or Building, or both, are separately and together hereinafter in this Section 13.13 referred to as “the mortgaged premises”. The word “mortgagee” as used in this Lease shall include the holder for the time being whenever the context permits.

Except as otherwise provided in this Section 13.13, or in any such Subordination Agreement, no such holder of a mortgage shall be liable, either as mortgagee, or as holder of a collateral assignment of this Lease, to perform, or be liable in damages, for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the subsequent obligations of Landlord, subject to the terms and provisions of any such Subordination Agreement, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the mortgaged premises.

Tenant agrees, on request of Landlord, to execute and deliver from time to time, any agreement which may reasonably be deemed necessary to implement the provisions of this Section 13.13. In the event Tenant has not executed and delivered such subordination agreement to the holder, within seven (7) days of its request, Landlord shall notify Tenant in writing, and within a second subsequent 7-day period, Tenant has not so executed and delivered such subordination agreement, then Tenant shall be deemed to be in immediate default of the terms of this Lease, without any notice or time to cure.

13.14 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case maybe, within ten (10) business days of the request therefore, a written statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

13.15 BUILDING FURTHER DEFINED. Whenever reference in this Lease is made to the term “Building,” the same shall be read so the context appropriately admits or requires.

13.16 Intentionally Omitted

13.17 HOLDING OVER, (a) In the event that Tenant shall fail to surrender the Premises upon the expiration, or earlier termination of this Lease, either by lapse of time or otherwise, Tenant shall be a “tenant at sufferance”, and Tenant agrees to pay Landlord, for use and occupation of the Premises, a sum equal to one hundred fifty percent (150%) of the Base Rent in effect for the last month of the term prior to such holding over, for all the time Tenant shall so retain possession of the Premises or any part thereof, plus all additional rent and other payments provided for in this Lease; provided, however, that the exercise of Landlord’s rights under this clause shall not be interpreted as a grant of permission to Tenant to continue in possession. Such tenancy shall also be subject to all of the other conditions, provisions, and obligations of this Lease.

(b) Collection and receipt by Landlord from Tenant for the use and occupation of the Premises after expiration or termination of the Lease, and the payment thereof, shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change or modify or alter the rights or remedies which Landlord has in equity or at law or by virtue of this Lease.

(c) Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or other action based upon such holding over.

(d) Notwithstanding the foregoing, any holding over without the express written consent of the Landlord, shall not release or negate Tenant’s liability to Landlord for all damages, costs and expenses, claims, or injury suffered by Landlord as a result of such holding over by Tenant.

13.18 FINANCIAL REPORTS. Within thirty (30) days after Landlord’s request, but not more frequently than annually, Tenant will furnish Tenant’s most recent audited financial statements to Landlord, or, if no such audited statements have been prepared, such other financial statements as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Landlord shall keep confidential and will hold in strict confidence and not disclose to any person or entity such financial statements or the contents thereof, except for Landlord’s lawyers, financial advisors, mortgagees, and prospective purchasers, who shall likewise be bound by the terms and provisions of this Section 13.18. The terms of the immediately foregoing sentence shall survive the expiration or earlier termination of the Lease.

13.19 TELECOMMUNICATIONS. Tenant and its telecommunications companies, including, but not limited to, local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including, but not limited to, voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Building and from the Building to any other location, without Landlord’s prior written consent (which consent shall not be unreasonably withheld or delayed, or unreasonably conditioned). Notwithstanding any provisions of this Section 13.19 to the contrary, and provided Tenant obtains Landlord’s prior written consent as aforesaid, Tenant may make or perform certain installation affecting Tenant’s telecommunications systems provided that: (i) any such installation only affect the Premises; (ii) no such installations affect any of the Building mechanical, electrical or plumbing systems, (iii) Tenant shall promptly repair and restore any damage caused by any such installation; and (iv) upon Landlord’s request, at the earlier termination or expiration of this Lease, Tenant shall restore the Premises to the condition that existed on the date of this Lease, reasonable wear and tear and casualty and contemplation excepted.

13.20 List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference:

Exhibit A	Floor Plan of the Leased Premises
Exhibit B	Legal Description of the Land
Exhibit C	Building Rules and Regulations
Exhibit D	Landlord’s Work
Exhibit DD	Plan of Landlord’s Work
Exhibit DDD	Construction Budget for Glass Conference Room
Exhibit E	Fair Market Rent
Exhibit F	Future Construction

13.21 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

13.22 COMPLIANCE WITH REQUIREMENTS OF INSURER. The Tenant agrees to conform to and comply with all federal, state and municipal laws having jurisdiction of the Building and Leased Premises and to and with the requirements of regulations of any Board of Fire Underwriters or insurance company insuring the Building and the Premises at the time with respect to care, maintenance, use and any consented-to alteration or addition of the Premises and all at the Tenant’s own expense.

13.23 SALE OF PREMISES BY LANDLORD. In the event of any sale of the Premises by the Landlord and the assignment of this Lease to the Purchaser, upon execution and delivery to Tenant of a written agreement to assume and carry out the duties and obligations of the Landlord under this Lease, the Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations hereunder arising out of any act or omission occurring after the consummation of such sale.

13.24 CORPORATE VOTE, TRUSTEE CERTIFICATE, ETC. In the event Tenant is other than an individual, prior to the execution hereof, Tenant shall furnish to Landlord such written evidence of its authority to execute this Lease and perform its covenants herein set forth, as Landlord may require.

13.25 MASSACHUSETTS QUALIFICATION. The Tenant shall, prior to the Commencement Date, duly qualify to do business in the Commonwealth of Massachusetts.

13.26 Intentionally omitted

13.27 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations (provided that governmental matters shall exclude planning and building permits, governmental inspections, permanent or temporary certificates of occupancy, or their equivalent in the applicable local jurisdiction), acts of God, adverse weather conditions, including hurricanes, snow, windstorms, flood and earthquake, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease (“Force Majeure”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 13.27 shall not operate to excuse Tenant from prompt payment of rent, additional rent, or any other payments required by the terms of this Lease.

13.28 CHANGES AND ADDITIONS TO BUILDINGS. Landlord hereby reserves the right at any time: (a) to make alterations or additions to and to build additional stories on the Building and to build adjoining the same; and (b) to construct other buildings or improvements on the Land from time to time, and to make alterations thereto or additions or additional stories thereto and to build adjoining same and to construct double-decker elevated parking facilities, provided that said construction does not interfere with the natural flow of day-light into the Premises or with Tenant’s views through the windows of the Premises, exclusive of the windows designated on Exhibit F attached hereto, which windows Landlord may, in Landlord’s sole election block or otherwise eliminate. In addition, in connection with any such construction by Landlord, Landlord shall have the right to use the area of the Premises designated on Exhibit F as “Future Construction”); provided, however, that Base Rent shall be reduced on a per square foot basis based on the number of square feet in the Premises that Landlord uses in connection with such construction, and further that Tenant’s Tax Share and Tenant’s Operating Cost Share shall also be proportionately reduced.

[Signature Page Follows]

EXECUTED under seal as of the date first set forth above.

LANDLORD:
125 BROAD STREET REALTY TRUST

By:	/s/ Paul Ferazzi
Paul Ferazzi as Trustee

TENANT:
AKILI INTERACTIVE LABS, INC.

By:	/s/ W. Eddie Martucci, Ph.D.
Name:	W. Eddie Martucci, Ph.D.
Title:	CEO hereunto duly authorized

Federal Tax Identification #: 45-3990296

2017 AMENDMENT OF LEASE

THIS 2017 AMENDMENT OF LEASE (the “2017 Amendment”), is made and entered into as of the 30th day of August, 2017, by and between AKILI INTERACTIVE LABS, INC. (“Tenant”), having an address at 125 Broad Street, 4th Floor, Boston, Massachusetts 02110, and PAUL FERAZZI, as TRUSTEE of the 125 BROAD STREET REALTY TRUST (“Landlord”), having an address at 125 Broad Street, Boston, Massachusetts 02110.

PRELIMINARY RECITALS:

A. By lease dated November 23, 2015, Landlord leased to Tenant, the fourth (4th) floor (the “Demised Premises”), of the office building, located at 125 Broad Street, Boston, Massachusetts 02110 (the “Office Building”), all as more particularly identified and described therein (the “Lease”); and

B. Tenant desires to extend the current term of the Lease, and in connection with such extension, Landlord and Tenant have agreed to amend and modify the Lease as set forth in this 2017 Amendment, upon the terms and conditions as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing, of the amendment of the Lease as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, effective the date hereof, as follows:

1. 2017 Amendment. This 2017 Amendment is not, and shall not be deemed to be a new lease, but shall be and shall be deemed to be an amendment of the Lease, as set forth herein.

2. Definitions. Any terms used in this 2017 Amendment, and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

3. Term. Section 3.1 of the Lease is hereby amended and modified by adding the following paragraph as Section 3.1.1:

“3.1.1 The term of the Lease, which is currently scheduled to expire February 28, 2019, is hereby extended for one (1) period of one (1) year and eight (8) months, commencing March 1, 2019, and expiring October 31, 2020 (the “2019 Extension Term”).”

4. “Section 3.3 - Option to Extend” of the Lease is hereby deleted, and of no further force and effect, and the following substituted as Section 3.3.1 to the Lease:

“3.3.1 OPTION TO EXTEND. Provided Tenant is not in default beyond any applicable notice and cure period at the time of exercise, or at the commencement of the option period, Tenant shall have the option to extend the Term of this Lease for one (1) period of three (3) Lease Years (the “2020 Option Period”), commencing November 1, 2020, and ending October 31, 2023. If Tenant exercises Tenant’s option, any reference in this Lease to the “Lease Term” or “Term”, shall include the 2020 Option Period.

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Tenant shall notify Landlord in writing not later than January 31, 2020, of Tenant’s election to exercise the option, time being of the essence. If Tenant exercises said option by written notice to Landlord, the extension of this Lease shall be automatically effected without the execution of any additional documents. If the option is not exercised by Tenant as herein provided, time being of the essence, then said option shall expire.

In the event that Tenant exercises Tenant’s option to extend the term of this Lease as aforesaid, the extension shall be on the same terms and conditions provided for in this Lease for the original term, with the exception, however, that during the 2020 Option Period, Tenant’s rent for each year of the 2020 Option Period, shall be as provided in Section 4.1.”

5. Rent. Section 4.1 of the Lease is hereby deleted, and the following substituted therefor:

“4.1 RENT. Commencing from and after the Lease Commencement Date, Tenant agrees to pay to Landlord at the address provided in Section 1.2 entitled “Mailing Address of Landlord”, or such other place, or to such other person, as Landlord may designate in writing, as Base Rent for the Premises, without any prior notice or demand therefor, and except as otherwise expressly provided in this Lease, without any deduction or set-off whatsoever:

PERIOD	ANNUAL BASE RENT	MONTHLY INSTALLMENT
Original Term and 2019 Extension Term
(i) December 8, 2015 - February 5, 2016	No Base Rent, Base Rent abated	No Base Rent, Base Rent abated
(ii) February 6, 2016 - February 5, 2017	$127, 906.50	$10,658.88
(ii February 6, 2017 - February 5, 2018	$131,509.50	$10,959.13
(iii) February 6, 2018 - February 5, 2019	$135,112.50	$11,259.38
(iv) February 6, 2019 - February 5, 2020	$135,112.50	$11,259.38
(v) February 6, 2020 - October 31, 2020	$138,715.50	$11,559.63
2020 Option Period

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PERIOD	ANNUAL BASE RENT	MONTHLY INSTALLMENT
(vi) November 1, 2020- February 5, 2021	$138,715.50	$11,559.63
(vi) February 6, 2021- February 5, 2022	$142,318.50	$11,859.88
(vii) February 6, 2022- February 5, 2023	$145,921.50	$12,160.13
(viii) February 6, 2023- October 31, 2023	$149,524.50	$12,460.38

6. Effective from and after the effective date of the New Lease (as defined in Section 13.29), Section 5.1(iv) of the Lease shall be modified by adding the following at the end of the first sentence:

“Notwithstanding the immediately foregoing sentence, subject to the following terms and conditions, so long as Tenant shall be leasing and occupying at least three (3) floors of the Building, Tenant shall be entitled to install and maintain, at Tenant’s sole cost and expense, one (1) exterior identification sign, identifying the Original Tenant (the “Exterior Sign”), on the exterior of the front of the Building. The size, location, font, color, the manner of affixing the Exterior Sign on the outside of the Building, and any other design elements of the Exterior Sign, shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned, or delayed.

Tenant shall, at Tenant’s sole cost and expense: (a) obtain all permits required for the Exterior Sign; and (b) upon the expiration or earlier termination of this Lease, remove the Exterior Sign, and repair any resulting damage to the Building from such removal, and including any damage to the Building from Tenant’s initial installation of the Exterior Sign. Landlord agrees to use reasonable efforts to inspect Tenant’s installation of the Exterior Sign, within thirty (30) days after such installation, and notice thereof from Tenant, and inform Tenant of any damage to the Building which Landlord has detected from its inspection.”

7. Section 13.10 of the Lease is hereby amended by replacing subsection (b) with the following:

“(b) if intended for Tenant, addressed to Tenant, at the address set forth in Section 1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice); with a copy sent in the same manner to Tenant, c/o David L. Wiener, Esq., Anderson & Kreiger LLP, 50 Milk Street, 21st Floor, Boston, MA 02109.”

8. Section 13.19 of the Lease is hereby amended by adding the following thereto:

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“Notwithstanding the foregoing, Tenant, and Tenant’s telecommunications companies, including, but not limited to, local exchange telecommunications companies and alternative access vendor services companies, shall have the right, at Tenant’s cost and expense, to install and maintain on the roof of the Building, and/or in other locations, and in areas in the Building (including in chases and risers), as reasonably approved by Landlord, a wireless telecommunications system to provide faster internet service to the Premises (the “Wireless Telecommunication”), such work to be in accordance with plans approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed, and which work involving the roof, is to be carried out by Landlord’s contractor’s, and /or Tenant’s contractors (reasonably approved by Landlord), in each case, at Tenant’s cost and expense.

Tenant shall also be responsible for, and repair, all damage to the roof, and to the Building, caused by, or resulting from, the Wireless Telecommunication installation.

Upon the expiration or earlier termination of the Term, if Landlord elects, Tenant will have the Wireless Telecommunication equipment and system, within, and exclusively serving, the Premises removed, and Tenant shall have any and all damage caused by the original installation, and by the removal, repaired and restored to its original condition.”

9. The Lease is hereby amended by adding the following as Section 13.29 to the Lease:

“13.29 RIGHT OF FIRST OFFER. If, during the Term of this Lease, Landlord proposes or desires to lease the second (2nd) floor, and/or the third (3rd) floor, of the Building, as the case may be, and so long as the leasehold interest in the Premises demised by this Lease is still held by Akili Interactive Labs, Inc., or an assignee of this Lease pursuant to a Permitted Transfer (each, the “Original Tenant”), and so long as the Original Tenant is not in default, beyond any notice and cure period, at the time of Tenant’s receipt of Landlord’s Offer (as hereinafter defined), Landlord shall give the Original Tenant notice of Landlord’s intention to lease the second (2nd) floor, and/or the third (3rd) floor, of the Building, as the case may be, which notice (“Landlord’s Offer”), shall set forth all material terms and conditions of such proposed lease with respect to such second (2nd) floor, and/or the third (3rd) floor of the Building, as the case may be, and such notice shall constitute an offer to lease the second (2nd) floor and/or the third (3rd) floor, of the Building, as the case may be, to the Original Tenant, at the rent and upon the other terms and conditions stated in Landlord’s Offer (the “Right of First Offer”). For purposes of clarity, the Right of First Offer applies to any proposed lease of the second (2nd) floor of the Building, and/or any proposed lease of the third (3rd) floor of the Building, whether together or separately.

The Original Tenant’s acceptance of Landlord’s Offer shall be by written notice given within twenty one (21) days following receipt of Landlord’s Offer, time being of the essence.

If the Original Tenant accepts Landlord’s Offer, as provided herein, Landlord and Tenant shall in good faith negotiate a security deposit, if any, in connection with the new lease, taking into account the then current market environment, Tenant’s then current financial condition, and the fact that the Tenant will be leasing at least three (3) or more of the floors of the Building, at one time. If Landlord and Tenant are unable to come to an agreement with respect to a security deposit, if any, after negotiation in good faith for thirty (30) days, such failure shall not affect Tenant’s rights with respect to the Right of First Offer to lease the second (2nd) floor and/or the

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third (3rd) floor of the Building. Following the expiration of such thirty (30) day period, either party may submit this matter to REBA Dispute Resolution, Inc. for a determination of the amount of a security deposit based on tire foregoing factors, and the amount of such security deposit shall be determined by a single arbitrator through REBA Dispute Resolution, Inc. under its Arbitration Guidelines in effect at the time of such arbitration. Each party shall bear- its own costs, and the parties shall share equally the costs of such arbitration.

If Landlord’s Offer is accepted by the Original Tenant pursuant to the terms of this Section 13.29, the parties agree to promptly execute a new lease (the “New Lease”), for the second (2nd) floor, and/or the third (3rd) floor of the Building, as the case may be, incorporating the terms and conditions of Landlord’s Offer, and otherwise incorporating the other terms, provisions and conditions in this Lease, but excluding Section 13.7, and this Section 13.29, and the provisions therein.

The New Lease shall also provide that, notwithstanding the original term of the New Lease as provided for in Landlord’s Offer, the expiration date for the original term of the New Lease will be at least twelve (12) months after the expiration date(s) for Tenant’s leases for the Fourth (4th) Floor, and the Fifth (5th) Floor, of the Building.

If the Original Tenant fails to accept Landlord’s Offer within the aforesaid twenty one (21) day period following Tenant’s receipt of Landlord’s Offer, time being of the essence, or if prior to the expiration of such ten (10) business day period, the Original Tenant rejects Landlord’s Offer, Landlord shall be free to enter into a lease for the second (2nd) floor, and/or the third (3rd) floor, as the case may be, to anyone, for a rent and other economic terms equal to at least ninety five per cent (95%) of that set forth in Landlord’s Offer, and upon such other terms and conditions, not materially more favorable than those set forth in Landlord’s Offer. If Tenant has not accepted Landlord’s Offer, and Landlord fails to consummate a lease with a third party on such economic terms within one hundred and eighty (180) days from the expiration of the ten (10) business day period following Landlord’s Offer, Landlord shall not lease the second (2nd) floor, and/or the third (3rd) floor of the Building, as the case may be, without first re-offering such space to Tenant pursuant to the terms and provisions of this Section 13.29.

The Right of First Offer pursuant to this Section 13.29, shall be ongoing throughout the entire Lease Term of this Lease, including any extensions thereof, and the second (2nd) floor, and/or the third (3rd) floor of the Building, as the case may be, shall be offered to Tenant under the terms and provisions of this Section 13.29, without first leasing such space to any other person or entity.”

10. The Lease is hereby amended by adding the following as Section 13.30 to the Lease:

“13.30 ADDITIONAL BASE RENT. Commencing from and after November 1, 2017, Tenant agrees to pay to Landlord at the address provided in Section 1.2 entitled “Mailing Address of Landlord”, or such other place or to such other person as Landlord may designate in writing, as Additional Base Rent, without any prior notice or demand therefor, and except as otherwise expressly provided in this Lease, without any deduction or set-off whatsoever, thirty six (36) consecutive monthly payments, on the first of each calendar month, in the amount of two hundred and fifty dollars and twenty one cents ($250.21).”

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11. The Lease is hereby amended by adding the following Section 13.31 to the Lease:

“13.31 MEMORANDUM OF LEASE. Landlord, upon ten (10) business days’ prior written notice from Tenant, shall execute and deliver to Tenant a memorandum of this Lease, in recordable form, reasonably acceptable to Landlord, which Tenant may record in the Registry of Deeds, at Tenant’s sole cost and expense.”

12. Except as amended hereby, all of the other terms and conditions of the Lease shall remain in full force and effect, and are hereby ratified and confirmed.

In the event of any conflict or inconsistency between the terms of this 2017 Amendment of Lease, and the terms of the Lease, the terms of this 2017 Amendment of Lease shall control and govern.

13. Landlord and Tenant each hereby represents and warrants to the other that, the only broker it has dealt with in connection with this 2017 Amendment, and the extension of the Term of the Lease, is Roger Breslin (d/b/a JLL) (the “Broker”), as broker and agent for Tenant, and there are no other claims for brokerage commission, or finder’s fees, in connection with the execution of this 2017 Amendment, and the extension of the Term.

Landlord will be solely responsible for the payment of any commissions owed to Tenant’s Broker (pursuant to a separate written agreement between Landlord and Tenant’s Broker (“Broker Agreement”)). Landlord agrees to pay the commission due Tenant’s Broker, in accordance with the terms and conditions of the Broker Agreement.

Landlord and Tenant agree to indemnify the other against, and hold it harmless from, all liabilities arising from any claim (including, without limitation, the cost of counsel fees in connection therewith), from any other broker or agent it has dealt with or employed with respect to this 2017 Amendment, and /or to the extension of the Term of the Lease.

13. The provisions of this 2017 Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant, and their respective heirs, legal representatives, successors and assigns.

14. Counterparts. This 2017 Amendment may be executed in multiple counterparts, which together shall constitute one and the same instrument. Signatures delivered by electronic transmission shall be accepted by either party, and shall be deemed to have the same force and effect as an original signature.

Signature Page to Follow

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IN WITNESS WHEREOF, Landlord and Tenant have executed this 2017 Amendment of Lease, as a sealed instrument, as of the day and year first above written.

WITNESS:	LANDLORD:
125 BROAD STREET REALTY TRUST

	By:	/s/ Paul Ferazzi
Paul Ferazzi, as Trustee

WITNESS:	TENANT:
AKILI INTERACTIVE LABS, INC.

	By:	/s/ W. Eddie Martucci
W. Eddie Martucci, Chief Executive Officer

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Second Amendment to Lease

This Second Amendment to Lease (this “Amendment”) dated September 9 , 2018 amends that ikicertain Lease by and between Paul Ferazzi, Trustee of 125 Broad Street Realty Trust, as assigned to Broad125 Realty Partners, LLC, a Massachusetts limited liability company (the “Lessor”) and Akili Interactive Labs, Inc. (the “Lessee”) dated November 23, 2015, pertaining to 125 Broad Street, Fourth (4th) Floor, Boston, MA, as amended by that certain 2017 Amendment of Lease dated August 30, 2017 (the “First Amendment”), and as affected by that certain Assignment of Lease dated January 4, 2018, by and between Paul Ferazzi, Trustee of 125 Broad Street Realty Trust, as assignor, and Broad125 Realty Partners, LLC, as assignee, (as amended, the “Lease”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.	The Lease Term, as set forth in the First Amendment, is amended by striking Section 3.1.1 and inserting the following in place thereof: “3.1.1. The Lease Term shall expire on October 31, 2022.”

2.	Section 3.3.1 is deleted in its entirety and there will not be an option to extend the Lease Term.

3.	In Section 4.1 of the Lease, the 2020 Option Period and corresponding subsections shall be deleted, and the following shall be added below clause (v) of the rent table:

(vi) November 1, 2020-October 31, 2021	$160,333.50	$13,361.12
(vii) November 1, 2021-October 31, 2022	$163,936.50	$13,661.37

4.	The following sentence is added to the end of the first paragraph of Section 4.2:

“Notwithstanding the immediately foregoing sentence, from and after November 1, 2020, such difference shall be calculated as the difference, if any, between the total amount of all of the Taxes assessed against the Building and Land on which the same is located for any tax period during the Lease Term, and the total amount of all of such Taxes for the 2021 fiscal year (July 1, 2020—June 30, 2021).”

5.	The following sentence is added to the end of the first paragraph of Section 4.4:

“Notwithstanding the immediately foregoing sentence, from and after November 1, 2020, such difference shall be calculated as the difference, if any, between the Operating Costs for the then current calendar year, and the Operating Costs for the 2020 calendar year (January 1, 2020—December 31, 2020).”

6.

In Section 1.2, Paul Ferazzi, Trustee of 125 Broad Street Realty Trust shall be deleted and “Broadl25 Realty Partners, LLC a Massachusetts limited liability company” shall be inserted in place thereof.

7.	In Section 1.2, the existing address shall be deleted and the following shall be inserted in place thereof: “44 Glen Avenue, Newton, MA 02459.”

8.

In Section 13.10, “c/o Bruce L. Dove, Esq., 3 Overlook Way, Winchester, MA 01890, shall be deleted and the following shall be inserted in place thereof: “Mark A. McCue, Esq., McCue, Lee & Greene, LLP, 581 Boylston Street, Suite 203, Boston, MA 02116.”

9.	In Section 13.29, all references to the third (3rd) floor shall be deleted, and “sixth (6th) floor or seventh (7th) floor” shall be substituted in place thereof.

10.

Lessor, at its sole cost and expense, shall: (i) make improvements to the internal staircases between the third (3rd) floor, fourth (4th) floor, and fifth (5th) floors of the Building (including paint walls, paint handrails, repair treads, and install new commercial grade vinyl or similar covering on stair treads) no later than November 15, 2018; (ii) make improvements to the lobby no later than December 31, 2018; and (iii) remove, subject to any existing lease obligations with the building’s other tenants, the current exterior signage located on the lobby window, and (iv) install new signage for Lessee in the lobby which shall be materially more prominent than that of any other tenant of the Building as mutually agreed to by Lessor and Lessee, no later than December 31, 2018.

11.

All remaining terms and provisions of the Lease are hereby ratified and shall remain in full force and effect. The provisions of this Amendment shall be binding upon and shall inure to the benefit of Lessor and Lessee, and their respective heirs, legal representatives, successors and assigns. This Amendment may be executed in multiple counterparts, which together shall constitute one and the same instrument. Signatures delivered by electronic transmission shall be accepted by either party, and shall be deemed to have the same force and effect as an original signature.

[Signature Pages Follow]

Witness the hands and seals of the undersigned this ___ day of September, 2018.

Lessee:

Akili Interactive Labs, Inc.

/s/ W. Edward Martucci, Ph.D.
By: W. Edward Martucci, Ph.D.

Lessor:

Broad125 Realty Partners, LLC

/s/ Sean Wilder
By: Sean Wilder